UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §  240.14a-12

ENZON PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid.

☐  Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

20 Kingsbridge Road
Piscataway, New Jersey 08854
(732) 980-4500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, MAY 10, 2011

To our Stockholders:

The annual meeting of stockholders (the “Annual Meeting”) of Enzon Pharmaceuticals, Inc., a Delaware corporation (“Enzon”, the “Company” or “we”), will be held at the Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019 on Tuesday, May 10, 2011 at 10:00 a.m., local time, for the following purposes:

1.	To elect seven (7) directors for a term of one year until the 2012 annual meeting of stockholders (Proposal No. 1);

2.	To approve the Company’s 2011 Stock Option and Incentive Plan (Proposal No. 2);

3.	To ratify the selection of KPMG LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2011 (Proposal No. 3);

4.	To hold an advisory vote on executive compensation (Proposal No. 4);

5.	To hold an advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 5);

6.	To transact such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of the Company’s common stock as of the close of business on April 6, 2011, the record date, are entitled to notice of and to vote at the Annual Meeting.

We hope that as many stockholders as possible will personally attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope. Sending in your proxy will not prevent you from voting in person at the Annual Meeting. If you vote in person by ballot at the Annual Meeting, that vote will revoke any prior proxy that you have submitted.

By Order of the Board of Directors,
Andrew Rackear Corporate Secretary

Piscataway, New Jersey
April 11, 2011

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2010 accompanies this notice but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation materials.

20 Kingsbridge Road
Piscataway, New Jersey 08854
(732) 980-4500

PROXY STATEMENT

Enzon Pharmaceuticals, Inc. (“Enzon” or the “Company”) is furnishing this Proxy Statement and the enclosed proxy card to stockholders of record of the Company as of the close of business on April 6, 2011 in connection with the Company’s solicitation of proxies for use at the annual meeting of stockholders and any adjournment(s), postponement(s) or other delays thereof (the “Annual Meeting”) to be held at the Hilton Hotel, 1335 Avenue of the Americas, New York, NY 10019 on Tuesday, May 10, 2011 at 10:00 a.m., local time. The accompanying proxy is solicited by the Board of Directors of Enzon (the “Board of Directors” or the “Board”) and is revocable by the stockholder any time before it is voted. This Proxy Statement is being mailed to stockholders of the Company on or about April 11, 2011, accompanied by the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2010. Enzon’s principal executive offices are located at 20 Kingsbridge Road, Piscataway, New Jersey 08854, telephone (732) 980-4500.

Who May Vote

Only holders of the Company’s common stock, par value $0.01 per share (the “Common Stock” or “Common Shares”), outstanding as of the close of business on April 6, 2011 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 54,752,900 Common Shares outstanding and entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.

Voting Requirements

One-third of the Common Shares entitled to vote at the Annual Meeting present in person or by proxy constitutes a quorum for action at the meeting. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

The vote requirement for each matter is:

•

Proposal No. 1 (Election of Directors)—A nominee will be elected as a director if he receives a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election. Abstentions and broker non-votes, if any, will not be counted either for or against the election of a Director nominee.

•

Proposal No. 2 (Approval of the Company’s 2011 Stock Option and Incentive Plan)—Approval of the Company’s 2011 Stock Option and Incentive Plan requires the favorable vote of a majority of the Common Shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the approval, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

•

Proposal No. 3 (Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011)—The ratification of the appointment of independent accountants requires the favorable vote of a majority of the Common Shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the ratification, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote. The ratification of the appointment of KPMG LLP is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 3.

•

Proposal No. 4 (The advisory vote on executive compensation)—The approval, on an advisory (non-binding) basis, of the executive compensation program for the Company’s named executive officers as described in this Proxy Statement requires the favorable vote of a majority of the Common Shares present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions from voting will have the same effect as voting against the proposal, and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.

•

Proposal No. 5 (The advisory vote on the frequency of the advisory vote on executive compensation)—The advisory (non-binding) proposal regarding how frequently advisory votes on executive compensation, such as Proposal No. 4, will occur requires a plurality of the votes cast for the three frequency options presented at the Annual Meeting. The frequency option that receives the most affirmative votes of all the votes cast on Proposal No. 5 is the frequency that will be deemed recommended by the Company’s stockholders. Abstentions and broker non-votes will have no effect in determining the frequency option that is recommended by stockholders.

The Board of Directors’ Voting Recommendations

The Board of Directors recommends that you vote your shares “FOR” each of the Board’s seven nominees that are standing for election to the Board of Directors (Proposal No. 1), “FOR” approval of Company’s 2011 Stock Option and Incentive Plan (Proposal No. 2), “FOR” the ratification of KPMG LLP as our independent accountants (Proposal No. 3), “FOR” the approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers (Proposal No. 4) and “EVERY YEAR” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 5).

How to Vote

You may vote either in person by ballot at the Annual Meeting or by proxy whether or not you plan to attend the meeting. To vote by proxy, you should sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope.

Giving us your proxy means you authorize the Board’s designated proxy holders (who are identified on the enclosed proxy card) to vote your shares at the Annual Meeting in the manner that you have indicated and in their discretion on such other matters as may properly come before the Annual Meeting. If you sign and return the enclosed proxy card but do not indicate your vote, the designated proxy holders will vote your shares “FOR” each of the Board’s seven nominees that are standing for election to the Board of Directors (Proposal No. 1), “FOR” approval of Company’s 2011 Stock Option and Incentive Plan (Proposal No. 2), “FOR” the ratification of KPMG LLP as our independent accountants (Proposal No. 3), “FOR” the approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers (Proposal No. 4) and “EVERY YEAR” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 5).

If You Plan to Attend the Annual Meeting

Attendance at the Annual Meeting will be limited to stockholders as of the Record Date. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the Record Date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact our Investor Relations Department by calling (908) 541-8777 or through an e-mail request to investor@enzon.com for directions to the Annual Meeting.

If you are a stockholder of record as of the Record Date, you may vote your shares in person by ballot at the Annual Meeting. If you hold your Common Shares in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting.

Revoking a Proxy

You may revoke your proxy by submitting a new proxy with a later date or by notifying our Corporate Secretary before the Annual Meeting by mail at the address shown on page 1. If you attend the Annual Meeting in person and vote by ballot, any previously submitted proxy will be revoked.

How We Solicit Proxies

We will solicit proxies and will bear the entire cost of our solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional materials furnished to our stockholders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of Common Stock. We have engaged the services of D.F. King & Co., Inc. to assist us in the solicitation of proxies for an anticipated fee of $12,500 plus expenses.

If You Receive More Than One Proxy Card

If you hold your Common Shares in more than one account, you will receive a proxy card for each account. To ensure that all of your Common Shares are voted, please sign, date and return the proxy card for each account. You should vote all of your Common Shares.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 10, 2011

The proxy statement and annual report to stockholders are available at http://investor.enzon.com/proxy.cfm.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

Pursuant to the provisions of the Company’s Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws, each member of our Board of Directors is to be elected each year to hold office for one year until the annual meeting of stockholders after such election. The Governance and Nominating Committee has recommended to the Board, and the Board also recommends, that the stockholders elect all of the Board’s director nominees at this year’s Annual Meeting to serve until the 2012 Annual Meeting. The proxies solicited by this Proxy Statement cannot be voted for more than seven nominees at the Annual Meeting. The nominees for election to the office of director and certain information with respect to their backgrounds are set forth below. It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named herein. In the event that any nominee named herein is unable or unwilling to serve as a director, discretionary authority is reserved to the Board of Directors to vote for a substitute. The Board has no reason to believe that any nominee named herein will be unable to serve if elected.

On March 11, 2011, the Board approved and adopted the Second Amended and Restated By-Laws of the Company (the “Second Amended and Restated By-Laws”) to implement majority voting for election of directors in uncontested elections. Commencing with the Annual Meeting, in an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board), each member of the Board will be elected only if the votes cast for the director exceed the votes cast against the director, rather than by plurality voting. Plurality voting is retained for contested elections. In addition, the Board also adopted a Board Resignation Policy in furtherance of these majority voting principles. Pursuant to this policy, each of the Board’s nominees has agreed to submit an irrevocable resignation from the Board which will become effective in accordance with such policy in the event the nominee fails to receive the required vote for his re-election at the Annual Meeting. Each of the Board’s nominees has agreed to submit a similar irrevocable resignation with respect to the 2012 Annual Meeting of Stockholders in the event the nominee is re-elected to the Board at the Annual Meeting.

Director Nominees

The Board has nominated and recommends that the stockholders elect Alexander J. Denner, Thomas F. Deuel, Robert LeBuhn, Harold J. Levy, Richard C. Mulligan, Robert C. Salisbury and Richard A. Young for one-year terms. The proxies solicited by this Proxy Statement cannot be voted for more than seven nominees at the Annual Meeting.

The nominees for election to the office of director, and certain information with respect to their backgrounds, are set forth below. It is the intention of the Board’s designated proxy holders (who are identified on the enclosed proxy card), unless otherwise instructed, to vote to elect Messrs. LeBuhn, Salisbury and Levy, Drs. Denner, Deuel and Young, and Professor Mulligan.

In the event that any of the Board’s nominees is unable or unwilling to serve as a director, discretionary authority is reserved to the Board of Directors to select a substitute. The Board has no reason to believe that any nominee named herein will be unable to serve if elected. Each nominee for director has consented to being named in this Proxy Statement and to serving as a director if elected.

The term in office of Rolf A. Classon expires at the Annual Meeting and Mr. Classon has elected not to stand for re-election to the Board.

The name, age and year in which the current term expires of each nominee for election to the Board of Directors is set forth below.

Name	Age	Director Since	Position with the Company	Term Expires on the Annual Meeting Held in the Year
Nominees:
Alexander J. Denner	41	2009	Chairman of the Board	2011
Richard C. Mulligan	56	2009	Vice-Chairman of the Board	2011
Thomas F. Deuel	75	2010	Director	2011
Robert LeBuhn	79	1994	Director	2011
Harold J. Levy	57	2009	Director	2011
Robert C. Salisbury	67	2005	Director	2011
Richard A. Young	57	2010	Director	2011

BUSINESS EXPERIENCE OF DIRECTORS

Director Nominees

Alexander J. Denner, Ph.D. has served as a director since May 2009 and Chairman of the Company’s Board of Directors since July 2009. Dr. Denner serves as Managing Director of entities affiliated with Carl C. Icahn, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP. Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III, all of which are private investment funds. Dr. Denner has served in this position since August 2006. From April 2005 to May 2006, Dr. Denner served as a portfolio manager specializing in healthcare investments for Viking Global Investors. Previously Dr. Denner served in a variety of roles at Morgan Stanley, beginning in 1996, including as portfolio manager of healthcare and biotechnology mutual funds. Dr. Denner was the Chairman of the Executive Committee of ImClone Systems Incorporated, a publicly-traded biopharmaceutical company, and served as a director from 2006 until ImClone was purchased in 2008. He served as a director of Adventrx Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from 2006 to 2009. In addition, Dr. Denner has served as a director of Biogen Idec Inc., a publicly-traded biopharmaceutical company, since 2009 and Amylin Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, since 2009. Dr. Denner received his S.B. degree from the Massachusetts Institute of Technology and his M.S., M.Phil. and Ph.D. degrees from Yale University.

Dr. Denner brings to the Board extensive experience gained from his background serving on the boards of several biotechnology and pharmaceutical companies. Moreover, Dr. Denner’s experience with private investment funds and as a portfolio manager of healthcare and biotechnology investments brings to the Board valuable and unique insights.

Richard C. Mulligan, Ph.D. has served as a director since May 2009 and Vice-Chairman of the Company’s Board of Directors since March 2011. Professor Mulligan has been the Mallinckrodt Professor of Genetics at Harvard Medical School and Director of the Harvard Gene Therapy Initiative since 1996. Professor Mulligan received his B.S. degree from the Massachusetts Institute of Technology, and his Ph.D. from the Department of Biochemistry at Stanford University School of Medicine. After receiving postdoctoral training at the Center for Cancer Research at MIT, Professor Mulligan joined the MIT faculty and subsequently was appointed Professor of Molecular Biology and Member of the Whitehead Institute for Biomedical Research before moving to Children’s Hospital and Harvard in 1996. His honors include the MacArthur Foundation Prize, the Rhodes Memorial Award of the American Association for Cancer Research, the ASMB-Amgen Award, and the Nagai Foundation International Prize. Professor Mulligan has been associated with a number of biotechnology companies, including DuPont (as Consultant), Genetics Institute (as Consultant), AMGEN (as Consultant), Somatix Therapy Corporation (as founder, member of the Scientific Advisory Board and Board of Directors, and Chief Scientific Officer), Cell Genesys, Inc. (as member of the Scientific Advisory Board), ImClone Systems Incorporated, a publicly-traded biopharmaceutical company (as member of Scientific Advisory Board, Board of Directors and Executive Committee from 2006 until it was purchased in 2008), Cellectis SA, a publicly-traded genome engineering company (as member of Board of Directors since 2007), Biogen Idec Inc., a publicly-traded biotechnology company (as member of the Board of Directors since 2009) and Kadmon Pharmaceuticals (as Vice-Chairman of the Board of Directors and executive team since November 2010). He has also served on the National Institutes of Health’s Recombinant DNA Advisory Committee and on the U.S. Food and Drug Administration Biological Response Modifiers Advisory Committee.

A Professor of Genetics at Harvard Medical School for almost 15 years, Professor Mulligan’s deep knowledge in the genetics field provides the Board with an important understanding of the scientific issues that pharmaceutical companies face. His involvement in and connections with the academic and research communities provide the Board with a unique scientific perspective and with key access to other scholars and researchers in the field.

Thomas F. Deuel, M.D. has served as a director of the Company since April 2010. Dr. Deuel is currently a Professor of Molecular and Experimental Medicine and Cell Biology, Director of the Division of Molecular Oncology, Department of Molecular and Experimental Medicine, and Director of the Vascular Biology Affinity Group at The Scripps Research Institute and has served in such positions since February 2002. In addition, since 1998, Dr. Deuel has served as a Professor of Medicine at Harvard Medical School, where he is currently a Professor Emeritus. From 1996 to 2002, Dr. Deuel served as a Director, Division of Growth Regulation at Beth Israel Hospital, Boston, Massachusetts and, prior to that, was a Professor of Medicine and Biochemistry and the head of Oncology Services at the Washington University School of Medicine, St. Louis, Missouri. Dr. Deuel is a member of the Institute of Medicine at the National Academy of Sciences. Dr. Deuel is also President of the Edward R. Mallinckrodt Foundation, St. Louis, Missouri. He has served on various editorial boards, including the Journal of Clinical Investigation and Blood, and currently is on the Editorial Board of Current Opinion in Hematology and Section Editor for Vascular Biology. Dr. Deuel has served and continues to serve on numerous scientific advisory boards for various companies, including the scientific advisory board of ImClone Systems Incorporated, a publicly-traded biopharmaceutical company, during the existence of such board (from 1988 to 2001). From July 2007 to November 2008, Dr. Deuel served on ImClone’s board of directors. Dr. Deuel has earned many professional honors and awards and holds an M.D. from Columbia University and an A.B. from Princeton University.

Dr. Deuel, a professor at both The Scripps Research Institute and Harvard Medical School, brings to the Board many years of experience with scientific and medical research, particularly in the areas of molecular medicine and oncology. A noted researcher, Dr. Deuel’s involvement in and connections with the academic and research communities provide the Board with a unique scientific perspective and key access to other scholars and researchers in the field.

Robert LeBuhn has served as a director of the Company since August 1994. Mr. LeBuhn is a private investor and has served on a number of corporate and non-profit boards. Mr. LeBuhn has been a Trustee of the Geraldine R. Dodge Foundation since 1980. The Foundation is one of the largest supporters of the arts in the state of New Jersey while also funding other areas of special interest to Mrs. Dodge: public issues, secondary education and animal welfare. He serves on the Investment Committee of the Board of the New Jersey Performing Arts Center. Mr. LeBuhn is an investment advisor to the Sidney E. Frank Foundation. In addition, Mr. LeBuhn is Founding Trustee of the Board of All Kinds of Minds, a non-profit institute for the understanding of differences in learning in Chapel Hill, North Carolina. Mr. LeBuhn was Chairman (1992-1994) and President (1984-1992) of Investor International (U.S.), Inc. New York, a subsidiary of Investor AB of Stockholm, Sweden. Investor AB is part of the Wallenberg Group of Swedish companies, the most notable of which are: ABB, ASTRA-ZENECA, Atlas-Copco, Scania, Electrolux and L. M. Ericsson. Mr. LeBuhn began his investment career at Cyrus J. Lawrence & Sons, in New York in 1957 and served with the Rothschild Inc. group (formerly New Court Securities Inc.) from 1981-1984. He also was an investment advisor to the Sid W. Richardson/Perry R. Bass interests of Fort Worth from 1962-1972. Mr. LeBuhn also served on the Board of US Airways, Inc. and its predecessor airlines for over 37 years, retiring in 2002. Mr. LeBuhn is a director of Fiberforge, a developer of lightweight advanced composite parts.

Mr. LeBuhn’s extensive experience as an investor has provided him with a valuable knowledge of the complex financial issues faced by entities such as the Company. Appointed to the Company’s Board of Directors in 1994, Mr. LeBuhn is also the longest-serving Company director, which enables him to provide a deep institutional knowledge of the Company.

Harold J. Levy has served as a director of the Company since July 2009. Mr. Levy is Co-President, Co-Chief Executive and Co-Chief Investment Officer of Iridian Asset Management LLC and is responsible for the management of mid-capitalization value equity portfolios. Previously, he worked over eleven years as a portfolio manager with Arnhold and S. Bleichroeder, Inc. From 1983 to 1984, he was a research analyst with Lehman Brothers Kuhn Loeb. In addition, from 1979 to 1983, he worked as a research analyst focusing on venture capital with E.M. Warburg, Pincus & Company.

Mr. Levy brings to the Board broad-based experience in asset management, which assists the Board in a number of areas, particularly capital allocation. In addition, Mr. Levy’s experience as a senior executive provides him with experience in the business and operations decisions faced by the Company.

Robert C. Salisbury has served as a director of the Company since May 2005. In 1998, Mr. Salisbury retired from Pharmacia & Upjohn, Inc., where he had most recently served as Executive Vice President and Chief Financial Officer. Previously, Mr. Salisbury served as Executive Vice President, Finance and Chief Financial Officer at The Upjohn Company. Mr. Salisbury first joined The Upjohn Company in 1974 and over a career of more than 20 years, he served in various management posts in finance and strategic planning. Mr. Salisbury also serves as a director of Asterand plc, a publicly- traded supplier of human tissue and human tissue-based research services. From 1998 to 2007, Mr. Salisbury was a director of Viragen, Inc., a publicly-traded biopharmaceutical company.

Mr. Salisbury brings wide-ranging experience to the Board, including 20 years of corporate service with two pharmaceutical companies. From this experience, Mr. Salisbury developed an array of skills, specifically in the areas of strategic and financial planning, which he draws upon in his roles as a member of the Company’s Board of Directors and as an audit committee financial expert on the Board’s Finance and Audit Committee.

Richard A. Young, Ph.D. has served as a director of the Company since April 2010. Dr. Young is a member of the Whitehead Institute and a Professor of Biology at the Massachusetts Institute of Technology. Dr. Young has been a member of the Whitehead Institute since 1984. In 2006, Scientific American recognized Dr. Young as one of the top 50 leaders in science, technology and business. His other awards include a Burroughs Wellcome Scholarship, the Chiron Corporation Biotechnology Research Award and Yale’s Wilbur Cross Medal. Dr. Young has served as an advisor to Science magazine, the National Institutes of Health and the World Health Organization and received his Ph.D. from Yale University in 1975.

Dr. Young, whose research focuses on the regulatory circuitry that controls gene expression programs in cells, brings to the Board valuable knowledge in disease mechanisms and the development of new diagnostics and therapeutics. His involvement in and connections with the academic and research communities provide the Board with a unique scientific perspective and with key access to other scholars and researchers in the field.

There are no family relationships among any of the Company’s directors or executive officers.

Recommendation

The Board of Directors recommends a vote FOR each of the nominees named above (Proposal No. 1 on the proxy card).

DIRECTORS’ NOMINATION

Process for Identifying and Evaluating Nominees. The Charter of the Governance and Nominating Committee specifies the process for nominating persons for election to the Board. The Committee will solicit nominations for new directors and screen the list of potential new directors submitted to it by other directors or any other sources and decide whether the assistance of a search firm is needed, and if so, choose the firm. After a review of board candidates and after considering the advice of the Chairman of the Board, the committee will designate which candidates, if any, are to be interviewed. Candidates will be interviewed by the chairman of the Governance and Nominating Committee, the Chairman of the Board and the Principal Executive Officer and may be interviewed by other directors of the Company. After the interviews are completed, the committee will recommend to the Board which individuals it approves as nominees for membership on the Board. Current directors standing for re-election are not required to participate in an interview process.

Criteria for Board Membership. The Charter of the Governance and Nominating Committee does not set forth the specific criteria for identifying and recommending new candidates to serve as directors; however, candidates may be interviewed by the Governance and Nominating Committee to evaluate the following, among other qualifications it may deem appropriate:

•

experience as a director of another publicly-traded corporation, experience in industries or with technologies relevant to the Company, accounting or financial reporting experience, or such other professional experience that the Governance and Nominating Committee determines qualifies an individual for Board service;

•

candidates’ business judgment and temperament, ethical standards, view of the relative responsibilities of a director and management, independent thinking, articulate communication and intelligence; and

•

any other factors as the Governance and Nominating Committee deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Although the Governance and Nominating Committee does not have a written diversity policy, it considers diversity of knowledge, skills and professional experience as factors in evaluating candidates for the Board.

Stockholder Nominees. The Governance and Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Governance and Nominating Committee, c/o the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and the Company’s Second Amended and Restated-Bylaws; (b) the names and addresses of the stockholders making the nomination and the number of shares of Common Stock that are owned beneficially and of record by such stockholders; (c) appropriate biographical information and a statement as to the qualification of the nominee and (d) a statement whether the nominee, if elected, intends to tender an irrevocable resignation effective upon such person’s failure to receive the required vote, as will be provided by candidates nominated by the Board, in accordance with the Board’s resignation policy described below. The Company’s Second Amended and Restated By-Laws require that this information should be submitted not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. The manner in which the committee evaluates potential directors will be the same for candidates recommended by the stockholders as for candidates recommended by others.

Majority Voting for Directors and Board Resignation Policy. On March 11, 2011, the Board approved and adopted the Second Amended and Restated By-Laws to implement majority voting for election of directors in uncontested elections. Commencing with the Annual Meeting, in an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board), each member of the Board will be elected only if the votes cast for the director exceed the votes cast against the director, rather than by plurality voting. Plurality voting is retained for contested elections. In addition, the Board also adopted a Board Resignation Policy in furtherance of the majority voting principles reflected in the Second Amended and Restated By-Laws. Under this policy, in uncontested elections, a director nominee who does not receive the required votes for election or re-election is expected to tender his or her resignation to the Board. In addition, the Board will only nominate for election or re-election candidates who agree to tender resignations if they fail to receive the required votes. The resignation tendered by a nominee will be effective automatically on the 60th day following the annual meeting at which the nominee failed to receive the required vote, unless the Board decides to suspend the resignation for so long as the Board determines that such resignation would cause the Board or committees thereof to fail to comply with Enzon’s bylaws, the Delaware General Corporation Law, the listing requirements of The Nasdaq Stock Market LLC or any regulation promulgated by the Securities and Exchange Commission. Enzon will publicly disclose the Board’s determination regarding suspension of the tendered resignation and the rationale behind the decision.

DIRECTORS’ COMPENSATION

2007 Outside Director Compensation Plan

In March 2007, the Board adopted a compensation plan for non-employee directors effective April 1, 2007. Under the 2007 Outside Director Compensation Plan, each non-employee director received an annual grant of stock options on the first trading day of the calendar year with a Black-Scholes value of $75,000 (the “2007 Plan Annual Option Grant”) and an annual grant of restricted stock units settled in shares of Common Stock on the first trading day after June 30 of each calendar year with a value of $75,000 (the “2007 Plan Annual Restricted Stock Grant”). These grants were made under the Company’s 2001 Incentive Stock Plan. The number of options in each 2007 Plan Annual Option Grant was based on its Black-Scholes value and had at an exercise price equal to the closing price of our Common Stock on the date of grant. Each 2007 Plan Annual Option Grant would vest in one tranche on the first anniversary of the date of grant if the recipient director remains on our board on that date. Once vested, options granted pursuant to each 2007 Plan Annual Option Grant expire on the 10th anniversary of the date of grant. The number of shares issued in each 2007 Plan Annual Restricted Stock Grant was equal to $75,000 divided by the closing price of our Common Stock on the date of grant. The shares covered by each 2007 Plan Annual Restricted Stock Grant would vest in three equal tranches on each of the first three anniversaries of the date of grant if the recipient director remains on our board on each such date. Upon the election of a new non-employee director to our Board, such newly elected director would receive a grant of stock options with a Black-Scholes value of $75,000 (the exercise price of which would be equal to the closing price of our Common Stock on the date of grant) and a grant of restricted stock units settled in shares of Common Stock with a value of $75,000 (the number of shares covered by such grant being equal to $75,000 divided by the closing price of our Common Stock on the date of grant) (the “2007 Plan Welcome Grant”). The options and restricted stock units included in each 2007 Plan Welcome Grant would vest in three equal tranches on each of the first three anniversaries of the date of grant, if the recipient director remains on the Board on each such date. Furthermore, for the Chairperson of our Board, if such Chairperson were not an employee of the Company, the value of the options and restricted stock units covered by the 2007 Plan Annual Option Grant, 2007 Plan Annual Restricted Stock Grant and 2007 Plan Welcome Grant would be twice the amounts mentioned above.

In addition, under the 2007 Outside Director Compensation Plan, each non-employee director received an annual cash retainer of $25,000. Non-employee directors also received an additional annual cash retainer of $18,000 for service as chair of the Finance and Audit Committee, $8,000 for service as chair of the Compensation Committee and $5,000 for service as chair of any other committee. Non-employee directors received an additional annual cash retainer of $8,000 for service as members of the Audit and Finance Committee and an annual cash retainer of $4,000 for each other committee on which they served but did not chair. Further, each non-employee director was entitled to a cash meeting fee of $2,000 for each meeting of our Board attended in person and $1,000 for each meeting of our Board attended by teleconference and $1,000 for each committee meeting attended.

2011 Outside Director Compensation Plan

In January 2011, the Governance and Nominating Committee reviewed director compensation in view of changes in the size and direction of the Company and trends in director compensation at peer group companies. The Governance and Nominating Committee recommended changes that would place a greater emphasis on retainer fees and provide a larger percentage of the retainer in full-value equity awards rather than stock options.

In March 2011, the Board adopted a new compensation plan for non-employee directors, effective April 1, 2011. Under the 2011 Outside Director Compensation Plan, each non-employee director receives an annual grant of stock options on the first trading day of the calendar year with a Black-Scholes value of $25,000 and an exercise price equal to the closing price of our Common Stock on the date of grant (the “Annual Option Grant”) and an annual grant of restricted stock units settled in shares of Common Stock on the first trading day after June 30 of each calendar year with a value of $75,000 (the “Annual Restricted Stock Grant”). These grants will be made under the 2011 Stock Option and Incentive Plan if it is approved at the Annual Meeting or under the 2001 Incentive Stock Plan, if the 2011 Stock Option Plan and Incentive Plan is not approved. The Annual Option Grant vests in one tranche on the first anniversary of the date of grant if the recipient director remains on our board on that date. Once vested, options granted pursuant to the Annual Option Grant expire on the 10th anniversary of the date of grant. The number of shares issued in the Annual Restricted Stock Grant will be equal to $75,000 divided by the closing price of our Common Stock on the date of grant. The shares covered by the Annual Restricted Stock Grant vest in three equal tranches on each of the first three anniversaries of the date of grant if the recipient director remains on our board on each such date. Upon the election of a new non-employee director to our Board, such newly elected director will receive a grant of stock options with a Black-Scholes value of $25,000 (the exercise price of which will be equal to the closing price of our Common Stock on the date of grant) and a grant of restricted stock units settled in shares of Common Stock with a value of $100,000 (the number of shares covered by such grant being equal to $100,000 divided by the closing price of our Common Stock on the date of grant) (the “Welcome Grant”). The options and restricted stock units included in the Welcome Grant vest in three equal tranches on each of the first three anniversaries of the date of grant, if the recipient director remains on the Board on each such date. Furthermore, for the Chairperson of our Board, if such Chairperson is not an employee of the Company, the value of the options and restricted stock units covered by the Annual Option Grant, Annual Restricted Stock Grant and Welcome Grant are twice the amounts mentioned above.

In addition, under the 2011 Outside Director Compensation Plan, each non-employee director receives an annual cash retainer of $50,000. Non-employee directors also receive an additional annual cash retainer of $18,000 for service as chair of the Finance and Audit Committee and $8,000 for service as chair of any other committee. Non-employee directors receive an additional annual cash retainer of $8,000 for service as members of the Audit and Finance Committee, an annual cash retainer of $4,000 for each other committee on which they serve but do not chair and $1,000 for each committee meeting attended.

Directors who are employees of the Company do not receive compensation for their service on our Board of Directors.

Total Director Compensation

A summary of compensation paid to each of the Company’s directors during fiscal year ended December 31, 2010 is set forth below. Jeffrey H. Buchalter, who served as President, Chief Executive Officer and a director of the Company until February 22, 2010, did not receive compensation for his service on our Board of Directors.

DIRECTOR COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Alexander J. Denner	63,000	150,016	150,009	363,025
Rolf A. Classon(4)	68,000	75,008	75,004	218,012
Thomas F. Deuel(5)	39,514	150,018	75,011	264,543
Robert LeBuhn	64,000	75,008	75,004	214,012
Harold J. Levy(6)	—	—	—	—
Victor Micati(7)	31,116	75,008	75,004	181,128
Richard C. Mulligan	60,000	75,008	75,004	210,012
Robert C. Salisbury	75,000	75,008	75,008	225,016
Richard A. Young(8)	35,514	150,018	75,011	260,543

(1)

Dollar value of stock awards and option awards shown in this table is the aggregate grant date fair value of such awards calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculations are included in Company’s audited financial statements for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

(2)

As of December 31, 2010, each of our directors held the following aggregate number of outstanding unvested shares of restricted Common Stock and restricted stock units: Dr. Denner: 21,041, Mr. Classon: 10,516, Dr. Deuel: 14,180, Mr. LeBuhn: 10,516, Mr. Levy: 0, Professor Mulligan: 13,998, Mr. Salisbury: 10,516 and Dr. Young: 14,180.

(3)

As of December 31, 2010, each of our directors held the following number of outstanding options: Dr. Denner: 59,463, Mr. Classon: 146,467, Dr. Deuel: 17,673, Mr. LeBuhn: 146,467, Mr. Levy: 0, Professor Mulligan: 42,676, Mr. Salisbury: 121,467 and Dr. Young: 17,673.

(4)	Mr. Classon has elected not to stand for re-election to the Board at the Annual Meeting and his service on the Board will end on May 10, 2011.

(5)

Dr. Deuel joined the Board in April 2010. In accordance with the Company’s 2007 Outside Director Compensation Plan, Dr. Deuel received welcome grants of stock options with a Black-Scholes value of $75,000 and restricted stock units settled in shares of Common Stock with a value of $75,000, upon joining the Board. In addition, Dr. Deuel received the 2007 Plan Annual Restricted Stock Grant (i.e. a grant of restricted stock units settled in shares of Common Stock with a value of $75,000) along with all other directors, on July 1, 2010 in accordance with the Company’s 2007 Outside Director Compensation Policy.

(6)	Mr. Levy has waived all cash and equity compensation to which he is entitled in connection with his service on the Board.

(7)	Mr. Micati’s tenure on the Board ended on July 13, 2010. Upon his departure, none of the options or restricted stock units he received in 2010 were vested and those grants were terminated accordingly.

(8)

Dr. Young joined the Board in April 2010. In accordance with the Company’s 2007 Outside Director Compensation Plan, Dr. Young received welcome grants of stock options with a Black-Scholes value of $75,000 and restricted stock units settled in shares of Common Stock with a value of $75,000, upon joining the Board. In addition, Dr. Young received the 2007 Plan Annual Restricted Stock Grant (i.e. a grant of restricted stock units settled in shares of Common Stock with a value of $75,000) along with all other directors, on July 1, 2010 in accordance with the Company’s 2007 Outside Director Compensation Policy.

Directors’ Stock Ownership Program

The directors’ stock ownership program requires each of the outside directors to own and maintain shares of our Common Stock with a market value of five times their annual cash board retainer within five years after the director first joins the Board. Currently, the minimum market value requirement is $250,000, representing five times the $50,000 annual cash board retainer. The determination of whether the shares owned by a director meet the current $250,000 minimum market value requirement will be based on the higher of the highest average trading price of our Common Stock over any consecutive twenty trading days (after the director acquires the applicable shares), or the price paid for the Common Stock by the director. For the purposes of these guidelines the following will be counted in determining stock ownership: (1) shares purchased on the open market, (2) shares owned jointly with or separately by spouse and/or children, (3) shares obtained through stock option exercise, (4) restricted stock or restricted stock units, and (5) vested and “in the money” unexercised options, provided that the shares underlying such options may not exceed 50% of the requirement total. The Board may waive this requirement under certain circumstances.

CORPORATE GOVERNANCE

Director Independence

All directors meet the listing standards of The NASDAQ Stock Market (“NASDAQ”) for independence. The independent directors of the Board hold at least two executive sessions each year at which only the independent directors are present. In 2010, the independent directors held seven executive sessions. Dr. Denner presided at these executive sessions.

Meetings and Attendance

The Board of Directors held 13 meetings during the fiscal year ended December 31, 2010. Each director attended at least 75% of the total number of meetings held during fiscal year 2010 by the Board of Directors and committees of the Board of Directors of which such director was a member.

Enzon does not have a policy requiring the directors to attend the annual stockholders’ meeting. However, all of the Company’s directors in office at the time of our last annual stockholders’ meeting attended that meeting. It is expected that all of our directors who are nominated for re-election to the Board will attend the Annual Meeting.

Board Leadership Structure

Dr. Denner became Chairman of the Board in July 2009 and Professor Mulligan became Vice-Chairman of the Board in March 2011. Maintaining separation of the Chairman and Vice-Chairman positions from the Principal Executive Officer position allows the Principal Executive Officer to focus on setting the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman and Vice-Chairman lead the Board in its role of providing advice to, and overseeing the performance of, the Principal Executive Officer. The Board believes that while there is no single best organizational model that is the most effective in all circumstances, the stockholders’ interests are best served by allowing the Board to retain the flexibility to determine the optimal organizational structure for the Company at a given time. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities that the Company faces and are in the best position to evaluate the needs of the Company and how to best organize the capabilities of the directors and management to meet those needs. Currently, the Board believes that an independent Chairman and Vice-Chairman best serves the Company’s needs.

Communications with Directors

Stockholders may communicate directly with the directors. All communications should be sent in care of the Secretary of Enzon at Enzon’s address and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for a specific non-employee director or a particular committee of the Board. If no director is specified, the communication will be forwarded to the entire Board.

Standing Committees of the Board of Directors

The Board of Directors currently has the following standing committees: Finance and Audit Committee, Compensation Committee, Governance and Nominating Committee and Executive Committee.

Finance and Audit Committee. The Finance and Audit Committee currently consists of Mr. Salisbury (Chairman) and Messrs. Classon and LeBuhn. Mr. Classon has elected not to stand for re-election to the Board at the Annual Meeting. The Finance and Audit Committee is independent as defined by NASDAQ listing standards, and Messrs. Salisbury, Classon and LeBuhn each satisfy the definition of audit committee financial expert as determined by the Securities and Exchange Commission (the “SEC”). The primary purpose of the Finance and Audit Committee is to assist the Board of Directors in its oversight responsibilities by monitoring the integrity of the Company’s financial reporting process and financial statements, the systems of internal controls and controls over financial reporting, the compliance by the Company with legal and regulatory requirements, and the performance and independence of the Company’s independent accountants. The committee meets periodically with management to consider the adequacy of the Company’s internal controls and the financial reporting process. It also discusses these matters with the Company’s independent accountants. The committee reviews our financial statements and discusses them with management and the independent accountants before those financial statements are filed with the SEC. The charter of the Finance and Audit Committee may be found on our website at www.enzon.com. The Finance and Audit Committee held seven meetings during the fiscal year ended December 31, 2010.

Compensation Committee. The Compensation Committee currently consists of Mr. Classon (Chairman), Mr. Levy, Dr. Deuel and Dr. Young. Mr. Classon has elected not to stand for re-election to the Board at the Annual Meeting. Each member of the Compensation Committee is independent as defined by NASDAQ listing standards. The primary duties and responsibilities of the Compensation Committee are to oversee our overall compensation structure, policies and programs, and assess whether our compensation structure establishes appropriate incentives for management and employees, to administer our incentive-compensation and equity-based compensation plans, to review and approve corporate goals and objectives relevant to the compensation of our Principal Executive Officer and set the compensation of other executive officers based upon the recommendation of the Principal Executive Officer, and to review and recommend employment agreements and severance arrangements for senior officers, including change of control provisions, plans or agreements, among other things. The Compensation Committee may delegate any of the duties specified in its charter to a subcommittee of the Compensation Committee consisting of not less than two members of the committee.

Until February 22, 2010, Mr. Buchalter was the Company’s Chief Executive Officer. In such capacity, he conducted performance reviews of members of executive management and made recommendations to the Compensation Committee on compensation, including salary increases, bonuses and equity grants, based on his assessment of the individual’s performance as measured against that individual’s targeted performance goals. Following Mr. Buchalter’s departure, Mr. del Campo, in his capacity as Chief Operating Officer and Principal Executive Officer conducted performance reviews of members of executive management and made recommendations to the Compensation Committee on compensation, including salary increases, bonuses and equity grants, based on his assessment of the individual’s performance as measured against that individual’s targeted performance goals. The Compensation Committee reviewed these recommendations independently and approved, with any modifications it considered appropriate, the compensation.

The Compensation Committee has the authority to retain, at the Company’s expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions, including the sole authority to retain and terminate any compensation consultant and to approve the consultant’s fees and other retention terms. The Compensation Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to assist the Compensation Committee with its responsibilities related to the Company’s executive compensation programs. Neither Mercer nor its affiliates performed services unrelated to executive compensation that exceeded $120,000 in 2010.

The charter of the Compensation Committee may be found on our website at www.enzon.com. There were four meetings of the Compensation Committee during the fiscal year ended December 31, 2010.

Governance and Nominating Committee. The Governance and Nominating Committee currently consists of Professor Mulligan (Chairman), Dr. Denner and Messrs. Salisbury and LeBuhn. Each member of the Governance and Nominating Committee is independent as defined by NASDAQ listing standards. The committee reviews and sets corporate governance policy and is responsible for making recommendations to the Board of Directors on organization and procedures, performance evaluation of the Board of Directors and individual directors, and nomination of directors. The Governance and Nominating Committee’s Charter may be found on our website at www.enzon.com. There were four meetings of the Governance and Nominating Committee during the fiscal year ended December 31, 2010.

The Board’s Role in Risk Oversight

Enzon, like other companies, faces a variety of risks, including strategic, operational, liquidity, credit, legal and regulatory risks. The Board oversees risk management primarily through the Finance and Audit Committee, which reviews Enzon’s policies regarding risk oversight and management. Risk oversight is a significant component in all major Board decisions and the evaluation of risk is an important element in the Board’s decision-making process. In addition, other Board committees review risks relating to their areas of oversight. For example, the Compensation Committee reviews risks relating to the Company’s compensation practices and policies and believes that the compensation package rewards strong performance without encouraging excessive risk-taking.

The Company reviews risk on an ongoing basis at all levels of the corporate organization. At least annually, management reviews its risk management activities with the Finance and Audit Committee, and the Chairman of the Finance and Audit Committee provides updates to the full Board. The Board believes that its current leadership structure is conducive to the risk oversight process.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that is applicable to all of our directors, officers and employees. Any material changes made to the Code of Conduct or any waivers granted to any of our directors and executive officers will be publicly disclosed on our website at www.enzon.com within four business days of such material change or waiver. A copy of our Code of Conduct is available on the Corporate Governance page of our website at www.enzon.com or upon request, without charge, by contacting our Investor Relations Department by calling (908) 541-8777 or through an e-mail request to investor@enzon.com.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was an officer or employee of the Company during the last fiscal year, was formerly an officer of the Company, or had any relationship requiring disclosure by us under Item 404 of Regulation S-K under the Exchange Act.

During the last fiscal year, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee or on our Board of Directors, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

Set forth below is certain information regarding the executive officers of the Company who do not serve on the Board of Directors.

Ralph del Campo, age 59, has served as Chief Operating Officer and Principal Executive Officer of the Company since February 2010. Mr. del Campo previously served as Enzon’s Executive Vice President, Technical Operations from April 2005 to February 2010; and Senior Vice President, Technical Operations from October 2002 to April 2005. Prior to joining Enzon, Mr. del Campo was Senior Vice President of North America Operations for Elan Corporation, plc from May 2000 to September 2002; Vice President, Technical Operations, at The Liposome Co., from 1994 to 2000; Senior Vice President, Technical Operations, Melville Biologics from 1993 to 1994; Vice President, Facilities & Corporate Administration, Bristol Myers Squibb where he held various other senior operations position from 1977 to 1993. He was employed by Schering Plough from 1974 to 1977.

Paul S. Davit, age 56, has served as the Company’s Executive Vice President, Human Resources & Administration since August, 2010. Mr. Davit previously served as Enzon’s Executive Vice President, Human Resources from April 2005 to August, 2010, Senior Vice President, Human

Resources from January 2004 to April 2005 and Vice President, Human Resources from March 2002 to January 2004. Prior to joining Enzon, Mr. Davit was an independent human resources consultant from September 2001 to March 2002. From July 1998 to September 2001, Mr. Davit worked at Caliber Associates, a life-science focused executive search and human resources consulting company and he spent over eleven years with Rhône-Poulenc Rorer from October 1986 to May 1998, where he served as Vice President of Human Resources for RPR Gencell, Rhône-Poulenc Rorer’s start-up biotechnology division and as Vice President of Human Resources for the North American Pharmaceuticals division. Mr. Davit began his career as a compensation consultant with the Hay Group.

Mark Ogden, age 67, has consulted on accounting and financial matters with the Company since October 2005. On July 23, 2010, Mr. Ogden assumed the responsibilities of Acting Vice President, Finance and Principal Financial Officer, while the Company conducts a search for a permanent Chief Financial Officer. Prior to his consulting assignment with Enzon, Mr. Ogden was the Assistant Controller, Financial Reporting for Pharmacia, Inc. Mr. Ogden was employed by Pharmacia and its predecessor companies for over 30 years in numerous managerial positions in accounting and financial reporting from April 1973 until November 2004. Before joining Pharmacia (The Upjohn Company), Mr. Ogden was a partner in the public accounting firm of Draznin and Ogden from April 1969 to April 1973 and employed by Price Waterhouse from June 1965 to April 1969. Mr. Ogden is a recognized expert in corporate accounting matters and co-authored a Special Report of the Financial Standards Board regarding accounting for impairments.

Ivan D. Horak, M.D., the Company’s President of Research and Development and Chief Scientific Officer, tendered his resignation on March 21, 2011, effective April 4, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee determines all compensation paid or awarded to our executive officers, including the Named Executive Officers (as defined below under “Historical Compensation of our Executive Officers”). The following discussion describes the objectives of our compensation programs, including the philosophy and policies behind the programs, the elements of our compensation programs, and the impact of regulatory requirements on our compensation decisions and programs.

Objectives of Our Compensation Program

Compensation Philosophy and Policies

The philosophy of our compensation programs is to enhance the Company’s performance and stockholder value by aligning the financial interests of our senior managers with those of our stockholders, while keeping the overall compensation package competitive. The compensation package for officers includes a number of components. The combination of base salary, annual incentives and long-term incentives that we provide to our executives is designed to be competitive with those of comparable companies and to align executive performance with the interests of our stockholders. The package is designed to align individual compensation with the short-term and long-term performance of the Company and is based on the following principles:

•	Pay for the achievement of business and strategic objectives as well as individual strategic, management and development goals.

•	Pay competitively, with compensation set at levels that will attract and retain key employees.

•	Align the compensation of executive officers with the interests of stockholders through equity.

The Compensation Committee focuses on the long-term strategic objectives of the Company and the need to retain unique talent to achieve those objectives. In addition to reviewing the competitive landscape of the biotechnology industry, the Compensation Committee carefully considers, through strategic analysis, the specific long term needs of the Company to grow stockholder value. Along those lines, the Compensation Committee continues to monitor its compensation philosophy and objectives and will make changes as appropriate to better position the Company for the future.

Compensation Consultant; Compensation Peer Group

Mercer, the outside compensation expert retained by the Compensation Committee, assists the Compensation Committee with determinations concerning compensation levels and mix for our executive officer group. As part of its engagement, Mercer analyzes data from the group of biotechnology industry companies and has historically focused on companies with comparable revenues, therapeutic focus and business model, including a selected subset of companies that are included in the NASDAQ Biotechnology Index. This group, which we will refer to as the “Compensation Peer Group” in this Compensation Discussion and Analysis, is intended to represent a group of companies against which we believe we compete for talent and stockholder investment. The Compensation Peer Group is periodically reviewed and updated by the Compensation Committee. Additionally, Mercer has reviewed and concurred with the selection of companies included in the Compensation Peer Group. In 2009, the Compensation Peer Group consisted of the following companies: Alkermes, Inc., Celgene Corporation, Cephalon, Inc., Genta Incorporated, Human Genome Sciences, Inc., Ligand Pharmaceuticals Incorporated, Medarex, Inc., Nektar Therapeutics, Neurocrine Biosciences, Inc., OSI Pharmaceuticals, Inc., PDL BioPharma, Inc., Sepracor Inc., Telik, Inc. and Vertex Pharmaceuticals Incorporated.

With the sale of the Company’s specialty pharmaceutical business in January 2010 to affiliates of the sigma-tau group (“Sigma-Tau”) and the reorganization of the Company around a biotechnology business model, the Compensation Peer Group was re-evaluated for a more appropriate mix of companies related to market capitalization, platform technologies and pipeline status. With the analysis and advice of Mercer, the 2010 Compensation Peer Group was realigned to consist of the following companies: Affymax, Inc; ARIAD Pharmaceuticals, Inc.; ArQule, Inc.; Cell Therapeutics, Inc.; Curis, Inc.; CytoKinetics, Inc.; Exelixis, Inc.; Idera Pharmaceuticals, Inc.; ImmunoGen, Inc.; Infinity Pharmaceuticals, Inc.; Medivation, Inc.; Micromet, Inc.; NPS Pharmaceuticals, Inc.; Seattle Genetics, Inc.; and Synta Pharmaceuticals Corp. For comparison purposes, the Company’s market capitalization ranked between the 50th and 75th percentile of companies comprising the Compensation Peer Group. The Compensation Committee generally sets target compensation for the Company’s executive officers between the 50th and 75th percentiles of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. The Committee believes that the range between the 50th and 75th percentiles provides competitive overall compensation targets to attract and retain experienced executive talent, drive their performance and reward the achievement of challenging goals.

Components of the Compensation Package

The compensation package for each of the Named Executive Officers as well as other officers who are members of our executive staff consists of four elements:

•	base salary;

•	annual performance-based incentive;

•	stock incentive programs; and

•	various other benefits.

In addition, our executive officers may have entered into employment agreements with us, and may be entitled to receive change of control and severance payments, or to participate in our executive deferred compensation plan. More specific information on each of these elements follows.

There is no pre-established policy or target, except where specified in an employment agreement, for the allocation between either cash or non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee determines, and at its discretion, in consultation with Mercer, the appropriate level and mix of incentive compensation.

The elements of the compensation package are determined and allocated with consideration of comparisons to the Compensation Peer Group. Each element of the compensation package and the allocation of such elements are proposed by management and reviewed and approved by the Compensation Committee, and, at the discretion of the Compensation Committee, in consultation with Mercer.

Base Salary

The Compensation Committee aims to set base salaries at levels that are competitive with those paid to senior executives at companies included in the Compensation Peer Group. The Compensation Committee believes that this will allow the Company to attract and retain the executive talent required to lead the Company, since we compete with a large number of companies in the biopharmaceutical industry, including large pharmaceutical companies, for executive talent. Salaries are reviewed annually and in connection with promotions. The Compensation Peer Group is considered in making salary determinations to align our pay practices with other companies in the biotechnology industry. Individual job performance is also considered in setting salaries. During 2010, our Principal Executive Officer conducted performance reviews of members of executive management and made recommendations to the Compensation Committee on salary, including salary increases, based on his judgment of the individual’s performance, using the following criteria for evaluation: attainment of job accountabilities and functional goals, leadership qualities, strategic contribution and adoption of the Company’s corporate values. The Compensation Committee reviewed these recommendations independently and approved the annual salary and salary increases, with any modifications it considered appropriate based on its own interaction with executive management and review of accomplishments. See the discussion in the Corporate Governance section above regarding the Compensation Committee for additional disclosure concerning our Principal Executive Officer’s role in compensation decisions.

The Compensation Committee reviewed base salaries at the end of the fiscal year ended December 31, 2010 and determined not to increase salaries for 2011 for Dr. Horak and Mr. Davit. This determination was based on Compensation Peer Group market data reviewed by Mercer and the determination that current base salary levels remained competitive. The base salary for Mr. del Campo was increased to $462,885 on February 22, 2010 upon his promotion to Chief Operating Officer and Principal Executive Officer. For additional information regarding the base salaries in fiscal year 2010, see the Summary Compensation Table below. The base salaries for the Named Executive Officers, effective January 1, 2011, are as set forth below (other than for Mr. Buchalter, who resigned from the Company effective February 22, 2010 and Mr. Tooman who resigned from the Company effective July 23, 2010). The titles for each Named Executive Officer are as of January 1, 2011.

Name and Title of Executive Officer	2010 Base Salary	Salary Increase (%)	Base Salary Effective January 1, 2011
Ralph del Campo, Chief Operating Officer and Principal Executive Officer	$462,885	4%	$481,400
Ivan D. Horak, President, Research and Development and Chief Scientific Officer(1)	$533,663	0%	$533,663
Paul S. Davit, Executive Vice President, Human Resources and Administration	$349,830	0%	$349,830
Mark Ogden, Acting Vice President of Finance and Principal Financial Officer	(2)	—	(2)

(1)	Dr. Horak tendered his resignation on March 21, 2011, effective April 4, 2011.

(2)

Mr. Ogden is a consultant to the Company and earns $325 per hour of service pursuant to his consulting agreement with the Company. His total compensation for the fiscal year ended December 31, 2010 was $454,594. Mr. Ogden will remain in a consulting capacity as the acting Principal Financial Officer until a permanent Chief Financial Officer is hired.

Annual Performance-Based Incentive Compensation

The Company maintains an incentive program that provides an opportunity for officers and employees to earn a cash incentive based upon the Company’s performance and their individual performance. The incentive potential is stated as a percentage of the officer’s or employee’s base salary and varies by position, and for those officers with employment agreements will be at least equal to the percentage required by such employment agreements. Corporate goals are discussed and agreed to by the Board of Directors prior to the beginning of a new fiscal year. Individual goals for Named Executive Officers and employees are established in alignment with these overall corporate goals. In addition, the Named Executive Officers have specific functional goals set at the start of the fiscal year that are based on business criteria. Actual incentives are calculated at the end of the fiscal year based on goal performance and overall corporate performance.

All executive management had the same corporate goals for the period covered by this report. The corporate goals were based on operational project milestones and pipeline development. These targets were developed to be consistent with, and promote the achievement of, the objectives of the Company’s strategic plan and the Company’s focus on developing the pipeline opportunities for long-term sustainable growth. Achievement of these goals is part of the total consideration for management’s cash incentive for 2010. The 2010 stated corporate goals included achieving a key milestone in the Phase II clinical program for PEG-SN38; attaining proof of principle for the Company’s HIF-1 alpha and Survivin antagonists; filing an Investigational New Drug Application for the Company’s Androgen Receptor antagonist; attaining proof of principle for the PEGylation of a small molecule compound; executing a value-added partnership or strategic alliance; execution of transition services to sigma-tau with respect to Oncaspar and Adagen programs; continued improvements in capital structure and G&A efficiencies; continued maintenance of good financial controls; completing the evaluation of, and potential execution of, the sale of PEGINTRON royalties; restructuring for effective alignment and focus as a biotechnology organization; and

developing a culture of inclusion, participatory work environment and rewards based on performance. In 2010 the Company’s PEGylated SN38 product candidate progressed through Phase I studies and advanced into Phase II. In 2010, the Company filed and received acceptance of an Investigational New Drug application for its Androgen Receptor antagonist program. The Company was also successful in transferring the improved manufacturing technology for the next-generation Oncaspar and Adagen to sigma-tau and the pivotal clinical study for Oncaspar is well underway. The Company improved its capital structure with the purchase of $20.5 million of its outstanding convertible debt in 2010. The Company also made improvements that will positively affect its financial results, including the consolidation of its facilities and efficiencies in its overall expense structure primarily in general and administrative.

Individual goals and weightings for each participant varied, depending on the participant’s position and areas of responsibility and the participant’s effect on the Company’s performance. As with base salary, the evaluation considered the individual’s performance using the following criteria for evaluation: attainment of job accountabilities and functional goals, leadership qualities, strategic contribution and adoption of the Company’s corporate values. Targets were developed with the expectation that their achievement would be attainable but ambitious. Thus, there is meaningful risk that targets will not be achieved and payments will not be made at all or will be made at less than 100%. This uncertainty ensures that any payments under this program are truly performance-based. Achievement of the individual goals is reviewed in consideration of management’s cash incentive for 2010.

The 2010 individual performance goals for the Named Executive Officers were as follows:

Name and Title of Executive Officer	2010 Performance Goals	2010 Achievements

Ralph del Campo Chief Operating Officer and Principal Executive Officer

•  Achievement of 2010 corporate goals.
•  Achievement of individual functional goals by the other Named  Executive Officers as specified below in this table.
•  Complete the evaluation and potential sale of PEGINTRON royalties.
•  Continued improvements in capital structure and G&A efficiencies.
•  Continue to maintain good financial controls.
Special Transformational Goal
•  Restructure the Company around a biotechnology business model.

•  Efforts are ongoing but did not close a development partnership for an LNA target in 2010.
•  See individual officer’s achievements below.
•  After thorough evaluation it was determined not to sell the royalty stream due to HCV market volatility.
•  Achieved greater than 50% reduction in G&A expenses by year-end.
•  Realized two major restructurings and headcount reductions.
•  Completed move and consolidation of employees at the Bridgewater and Piscataway sites.
•  Improved Company’s capital structure through implementation of the Company’s stock repurchase plans.
•  Continued to maintain good financial controls.

Ivan D. Horak President, Research and Development and Chief Scientific Officer

•  Achieving a key milestone in the Phase II clinical program for PEG-SN38.
•  Attaining proof of principle for the Company’s HIF-1 alpha and Survivin Antagonists.
•  Filing an Investigational New Drug Application for the Company’s Androgen Receptor Antagonist.
•  Attain proof of principle for the PEGylation of a small molecule compound.
•  Execution of publications and presentations plan.

•  Enrollment ongoing, but overall delay in completion of clinical programs for PEG-SN38.
•  Phase I clinical trial demonstrated target down modulation of HIF-1 alpha antagonist.
•  IND for AR antagonist filed in September and accepted by FDA in October.
•  PEGylation did not improve activity of small molecule compound compared to parent compound, program was terminated.
•  Two manuscripts were published in major research journals, and several oral and poster presentations were made at international clinical oncology meetings.

Name and Title of Executive Officer	2010 Performance Goals	2010 Achievements

Paul S. Davit Executive Vice President, Human Resources and Administration

•  Restructure for effective alignment and focus as a biotechnology organization.
•  Establish a culture of inclusion, participatory work environment and rewards based on performance.
•  Consolidate Research & Development personnel into Piscataway facility.
•  Achieve substantial compliance Company-wide with all policies, regulations and Code of Conduct.

•  Effectively completed downsizing of sales and marketing group and right-sizing of G&A staff post-sale of specialty pharmaceutical business.
•  Enhanced overall employee communication initiatives to improve open dialogue and feedback to re-orient corporate culture.
•  Completed move and consolidation of employees at the Bridgewater and Piscataway sites.
•  Substantial compliance Company-wide with all policies, regulations and Code of Conduct.
•  Managed healthcare cost increase for the Company below national average without reducing employee benefits.

Mark Ogden Acting Vice President of Finance and Principal Financial Officer

•  Complete the evaluation and potential sale of PEGINTRON royalties.
•  Continued improvements in capital structure and G&A efficiencies.
•  Continue to maintain good financial controls.
•  Restructure for effective alignment and focus as a biotechnology organization.
•  Achieve substantial compliance Company-wide with all policies, regulations and Code of Conduct.

•  After thorough evaluation it was determined not to sell the royalty stream due to HCV market volatility.
•  Improved Company’s capital structure through implementation of the Company’s stock repurchase plans.
•  Achieved greater than 50% reduction in G&A expenses by year-end.
•  Substantial compliance Company-wide with all policies, regulations and Code of Conduct.
•  Continued to maintain good financial controls.

For 2010, our Principal Executive Officer reviewed the performance goal achievement of members of executive management and made recommendations to the Compensation Committee on annual incentive payouts based on attainment of the agreed-upon goals. The Compensation Committee reviewed those recommendations and, with any modifications it considered appropriate, determined and approved the annual incentive payouts. The Compensation Committee independently reviewed and recommended the annual incentive payout and compensation for our Principal Executive Officer to the entire Board of Directors for approval.

The Compensation Committee calculated performance incentives following the fiscal year ended December 31, 2010, and the Company paid those performance incentives as set forth below in February 2011.

Name and Title of Executive Officer	Target Cash Bonus (as % of base salary)	Cash Bonus Range (as % of base salary)	Actual Cash Bonus Award ($)	Actual Cash Bonus Award (as a % of base salary)
Ralph del Campo Chief Operating Officer and Principal Executive Officer
Annual Incentive Award	60%	0–120%	166,639	36.0%
Special Transformational Incentive Award	60%	0–120%	277,731	60.0%
Ivan D. Horak(1) President, Research and Development and Chief Scientific Officer	60%	0–120%	160,099	30.0%
Paul S. Davit Executive Vice President, Human Resources and Administration	50%	0–100%	157,424	45.0%
Mark Ogden(2) Acting Vice President, Finance and Principal Financial Officer	0%	0%	—	0%

(1)	Dr. Horak tendered his resignation on March 21, 2011, effective April 4, 2011.

(2)	Mr. Ogden is a consultant to the Company and does not participate in our performance incentive awards program.

For 2011, the Company goals upon which 2011 cash incentive awards will be based include:

•	achieving key milestones in the Phase II clinical programs (mCRC and mBC) for PEG-SN38;

•	achieving a key milestone in the Phase I clinical program for Androgen Receptor antagonist;

•	executing a value-added partnership or strategic alliance;

•	continued improvements in capital structure and G&A efficiencies;

•	fully consolidate company into Piscataway site;

•	establish a culture of inclusion and effective decision-making; and

•	effectively manage to approved budget.

The 2011 individual performance goals for the Named Executive Officers are as follows. The titles for each Named Executive Officer are as of March 1, 2011:

Name and Title of Executive Officer(1)	2011 Performance Goals

Ralph del Campo Chief Operating Officer and Principal Executive Officer	•	Achievement of 2011 corporate goals
	•	Achievement of individual functional goals by the other Named Executive Officers
	•	Execution of a value-added partnership or strategic alliance
	•	Develop and implement an effective Investor Relations/Public Relations plan
	•	Achievement of key milestones in the Phase II clinical programs (mCRC and mBC) for PEG-SN38
	•	Achievement of key milestone in the Phase I clinical program for Androgen Receptor antagonist

Paul S. Davit Executive Vice President, Human Resources and Administration	•	Retention of key personnel
	•	Establish a culture of inclusion and effective decision-making
	•	Fully consolidate Company into Piscataway facility
	•	Continuously strive for 100% compliance with policies, regulations & code of conduct

Mark Ogden(2) Acting Vice President, Finance and Principal Financial Officer	•	Develop and implement an effective Investor Relations/Public Relations plan
	•	Effectively manage to approved budget
	•	Continuously strive for full compliance with policies, regulations & code of conduct
	•	Continued improvements in capital structure and G&A efficiencies.

(1)	Ivan D. Horak, our President of Research and Development and Chief Scientific Officer, tendered his resignation on March 21, 2011, effective April 4, 2011.

(2)

Mark Ogden, our Acting Vice President, Finance and Principal Financial Officer, performs this role as a consultant to the Company and is not eligible to receive performance-based incentive compensation.

Stock Incentive Programs

The Compensation Committee believes that stock incentive programs directly link the amounts earned by officers with the amount of appreciation realized by our stockholders. Equity-based awards also serve as a critical retention incentive. Stock incentive programs have always been viewed as a major means to attract and retain highly qualified executives and key personnel and have always been a major component of the compensation package, consistent with practices throughout the pharmaceutical and biotechnology industries. Our stock incentive programs are structured to encourage key employees to continue in our employ and motivate performance that will meet the long-term expectations of stockholders. In determining the size of any option or restricted stock or restricted stock unit award, the Compensation Committee considers the individual’s position, past performance and potential, the desired retention incentive, and market practices and levels.

The Compensation Committee generally considers and makes grants of equity-based awards to executive officers once a year coinciding with annual performance reviews. Equity-based awards may also be granted at other times during the year in connection with promotions or for new hires or as special performance awards. Equity-based awards to members of executive management have been made under our 2001 Incentive Stock Plan, and, if Proposal No. 2 is approved by our stockholders, will be made under the 2011 Stock Option and Incentive Plan. Options are granted with the exercise price equal to the last reported sale price of our Common Stock on the date of grant and expire ten years after the date of the grant. Vesting on most equity-based awards occurs over a three to four year period, which is designed to encourage retention. The amount and combination of equity grants, as well as the vesting period, is determined by the Compensation Committee with the intention of providing performance incentive and retention.

Other Benefits

Executive officers participate in the Company’s Employee Stock Purchase Plan. The Compensation Committee believes that all employees should have the opportunity to acquire or increase their holdings of our Common Stock. Under our 2007 Employee Stock Purchase Plan, all eligible employees, including executive officers, who choose to participate in the 2007 Employee Stock Purchase Plan have deductions made by us from their compensation to purchase our Common Stock semi-annually on March 31 and September 30 of each year, at a purchase price equal to 85% of the reported last sale price of our Common Stock on either the first or last day of each six-month offering period, whichever is less.

Executive officers participate in the Company’s 401(k) savings plan, a tax-qualified defined contribution plan for the benefit of all of our employees, including our executive officers. The 401(k) savings plan provides for a discretionary matching contribution by the Company.

Executive officers also participate in the Company’s Executive Deferred Compensation Plan that provides a select group of our management or highly compensated employees with the opportunity to defer the receipt of certain compensation. The material terms of this plan are described below under “Executive Deferred Compensation Plan.”

Executive officers participate in various medical, dental, life, disability and benefit programs that are generally made available to all employees. Certain of our executive officers also receive reimbursement for tax and financial planning services. It has been the Company’s practice to make additional payments to executive officers to make them whole with respect to taxes incurred in connection with such reimbursements. However, in February 2009, the Compensation Committee established a policy providing that the Company shall not make any such additional payments to executive officers to make them whole with respect to taxes incurred in connection with any perquisites.

The Company maintained a limited membership in a chartered flight lease program. A chartered flight can provide for more efficient and productive use of executives’ time as compared to commercial flights. The Company’s policy provided for independent director review and approval of the business purpose for certain chartered flights. The Company’s policy also allowed family members to accompany our executive officers on business flights, provided, that the value of family member usage is reported according to Internal Revenue Service rules. The Company terminated this program in February 2010.

Executive Officer Employment and Separation Agreements

Ralph del Campo

In May 2004, we entered into an amended and restated severance agreement with Mr. del Campo, the initial term of which expired on December 31, 2004, with an automatic renewal for an additional twelve months in January of each year, unless the Company provides notice of non-renewal by September 30 of the preceding year. Notwithstanding such notice by the Company not to extend, in the event that there occurs, during the term, a change in control (as defined in Mr. del Campo’s amended and restated severance agreement), the agreement shall then continue in effect for a period of twelve months beyond the date of such change of control. The severance agreement was further amended in November 2007 and then again in June 2010 following Mr. del Campo’s appointment as Chief Operating Officer and Principal Executive Officer in February 2010.

Under the amended agreement, if we experience a change of control (as defined in Mr. del Campo’s amended and restated severance agreement, as amended) and Mr. del Campo’s employment is terminated without cause (as defined in Mr. del Campo’s amended and restated severance agreement, as amended) or for good reason (as defined in Mr. del Campo’s amended and restated severance agreement, as amended) within the period commencing 90 days before such change of control and ending one year after the change of control, Mr. del Campo will be entitled to receive: (i) a cash payment equal to any unpaid base salary through the date of termination, (ii) a cash payment equal to a pro rated portion of the target bonus which would be payable for the fiscal year during which such termination occurs, (iii) a cash payment equal to two times the sum of his annual base salary and the target bonus which would be payable for the fiscal year in which such termination occurs, (iv) any deferred compensation or other unpaid amounts and benefits earned and vested prior to termination, (v) reimbursement for any medical and dental coverage available to Mr. del Campo and any family member for a period of up to 18 months commencing on the date of termination, (vi) all options to acquire shares of Company Common Stock shall fully vest prior to the effective date of the change in control, and any options not exercised prior to the effective date of the change in control shall terminate as of the effective date, and (vii) all shares of restricted stock and/or restricted stock units will fully vest. In addition, if Mr. del Campo is terminated without cause or resigns for good reason other than in connection with a change of control, Mr. del Campo will be entitled to receive: (i) a cash payment equal to any unpaid base salary through the date of termination, (ii) a cash payment equal to a pro rated portion of the target bonus which would be payable for the fiscal year during which such termination occurs, (iii) a cash payment equal to the sum of his annual base salary and the target bonus which would be payable for the fiscal year in which such termination occurs, (iv) any deferred compensation or other unpaid amounts and benefits earned and vested prior to termination, (v) reimbursement for any medical and dental coverage available to Mr. del Campo and any family member for a period of up to 18 months commencing on the date of termination and (vi) outplacement assistance.

Paul S. Davit

In May 2004, we entered into an amended and restated severance agreement with Mr. Davit, the initial term of which expired on December 31, 2004, with an automatic renewal for an additional twelve months in January of each year, unless the Company provides notice of non-renewal by September 30 of the preceding year. Notwithstanding such notice by the Company not to extend, in the event that there occurs, during the term, a change in control (as defined in Mr. Davit’s amended and restated severance agreement), the agreement shall then continue in effect for a period of twelve months beyond the date of such change of control. The severance agreement was further amended in November 2007.

Under the amended agreement, if we experience a change of control and Mr. Davit’s employment is terminated without cause (as defined in Mr. Davit’s amended and restated severance agreement, as amended) or for good reason (as defined in Mr. Davit’s amended and restated severance agreement, as amended) within the period commencing 90 days before such change of control and ending one year after the change of control, Mr. Davit will be entitled to receive: (i) a cash payment equal to any unpaid base salary through the date of termination, (ii) a cash payment equal to a pro rated portion of the target bonus which would be payable for the fiscal year during which such termination occurs, (iii) a cash payment equal to two times the sum of his annual base salary and the target bonus which would be payable for the fiscal year in which such termination occurs, (iv) any deferred compensation or other unpaid amounts and benefits earned and vested prior to termination, (v) reimbursement for any medical and dental coverage available to Mr. Davit and any family members for a period of up to 18 months commencing on the date of termination, (vi) all options to acquire shares of Company Common Stock shall fully vest prior to the effective date of the change in control, and any options not exercised prior to the effective date of the change in control shall terminate as of the effective date, and (vii) all shares of restricted stock and/or restricted stock units will fully vest.

Resignation of Jeffrey Buchalter

On February 19, 2010, Jeffrey Buchalter resigned for good reason (as defined in his employment agreement) as President and Chief Executive Officer and as a director of the Company, effective as of February 22, 2010. In light of Mr. Buchalter’s resignation, on February 20, 2010, the Board of Directors created an Executive Committee, comprised of Dr. Denner, Professor Mulligan and Mr. Classon, to serve as a search committee for a new Chief Executive Officer. On February 22, 2010, the Executive Committee appointed Mr. del Campo, previously the Company’s Executive Vice President, Technical Operations, as the Company’s Chief Operating Officer and designated him as Principal Executive Officer, and appointed Dr. Horak, previously the Company’s Executive Vice President, Research and Development and Chief Scientific Officer, as the Company’s President of Research and Development.

Mr. Buchalter and the Company entered into a Termination Agreement dated May 20, 2010. Pursuant to the Termination Agreement, Mr. Buchalter received a lump-sum payment in the amount of $3,539,700, certain insurance and fringe benefits and full vesting of his outstanding equity awards, consisting of 218,621 stock options, 66,667 shares of restricted stock and 165,234 restricted stock units, in full and final settlement of his contractual entitlements.

Resignation of Craig A. Tooman

On July 1, 2010, Craig Tooman tendered his resignation as Executive Vice President, Finance and Chief Financial Officer, effective July 23, 2010. Mr. Tooman did not receive any severance payment or equity acceleration in connection with his separation from the Company.

Resignation of Ivan D. Horak

On March 21, 2011, Ivan D. Horak tendered his resignation as President of Research and Development and Chief Scientific Officer, effective April 4, 2011. Dr. Horak did not receive any severance payment or equity acceleration in connection with his separation from the Company.

Executive Deferred Compensation Plan

The Company’s Executive Deferred Compensation Plan provides a select group of our management or highly compensated employees with the opportunity to defer the receipt of certain compensation. To attract and retain key talent, the Company needs to provide programs that are competitive within our industry. By allowing tax-deferred income growth, executives are incentivized to remain with the Company long-term, providing more stability to management. The plan is administered in a manner that complies with Section 409A of the Internal Revenue Code.

The Company’s obligation for compensation deferred under the plan is that of an unfunded and unsecured promise to pay money in the future to participating eligible employees in accordance with the terms of the plan from the general assets of the Company, and those obligations rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

Each participant may elect to defer under the plan all or a portion of his or her base salary and/or annual cash or equity incentive compensation that may otherwise be payable or that may otherwise vest in a calendar year. In addition, the committee administering the plan may, in its sole discretion, award non-elective deferred compensation credits to a participant. Any credit of non-elective deferred compensation will vest in accordance with the schedule determined by the committee and be distributed in a manner consistent with the election last made by the particular participant.

A participant’s compensation deferrals are credited to the participant’s account maintained under the Plan. Each participant allocates his or her account among the deemed investment options available under the plan from time to time. Amounts credited to participants’ accounts for each year are adjusted for earnings or losses based on the deemed investment options elected by the participant. We are not obligated to actually invest any deferred amounts in those investment options. Each participant’s account is credited on a daily basis with a deemed rate of interest and/or earnings or losses depending upon the investment performance of the deemed investment option. Participants can currently choose from a list of 12 deemed investment options of various asset classes which are administered by an outside registered broker. All deemed investment options, such as money market, bond, stock or other mutual funds, are at market interest rates.

A participant’s account will be credited with an excess 401(k) matching credit. The matching credit is 50% of the value of the matchable annual deferral for the Plan year where the matchable annual deferral is that portion of a participant’s deferral amount for each plan year which is less than or equal to: (i) 6% of total base salary plus annual incentive compensation for a plan year, minus (ii) the amount contributed by the participant to the Company’s 401(k) Savings and Investment Plan for which the participant received an employer matching contribution under that 401(k) Plan. The matchable annual deferral for a plan year shall be zero if the participant does not make the maximum deferral eligible for a matching contribution under that 401(k) Plan for the plan year. A participant’s right to receive the matching credit vests over a five year period.

Each participant may generally elect the time and manner of payment of the deferred compensation. At the election of the participant, payment of the deferred compensation may be made in a lump sum or in annual installments. The time for payment elected by the participant must be a specific date selected at the time of election or the date of the participant’s separation from service. In the event of a change in control of the Company as defined under the plan, payments will be made in the form of a lump sum.

The deferred compensation is not subject to redemption, in whole or in part, prior to the individual payment dates selected by the participants, except that participants may withdraw all or a portion of the value of their plan accounts under certain specified circumstances and certain mandatory lump sum distributions may be made. We reserve the right to amend or terminate the plan at any time, provided that, except as otherwise provided in the plan, no amendment can decrease the benefits to a participant on compensation deferred prior to the date of the amendment without the consent of the participant.

Share Ownership Guidelines for Senior Management

The Board of Directors approved share ownership guidelines for our senior management. These guidelines are applicable to our Principal Executive Officer, executive officers and other Vice President level employees. Under the share ownership guidelines, members of senior management are encouraged to acquire and maintain share holdings in our Common Stock in amounts expressed as a multiple of base salary. The guidelines provide for a four-year window within which the share ownership level is to be achieved. These ownership guidelines are designed to further align executive ownership, long-term strategic thinking and compensation programs to our performance and the interests of our stockholders.

The following multiples of base salary apply:

•	three times base salary for the Principal Executive Officer; and

•	two times base salary for other executive officers and Vice President level employees

The following will be counted in determining share ownership:

•	shares purchased on the open market;

•	shares owned jointly with or separately by spouse and/or children;

•	shares held by the individual in the Company’s 401(k) plan;

•	restricted stock or restricted stock units;

•	vested and “in the money” unexercised options, provided that these shares may not exceed 50% of the requirement total; and

•	shares purchased pursuant to the Company’s 2007 Employee Stock Purchase Plan or other employee purchase plans.

Impact of Tax and Accounting Treatment on Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the executive.

The Company seeks to maximize the deductibility for tax purposes of all elements of compensation. Section 162(m) of the Internal Revenue Code limits the deductibility for federal income taxes of compensation in excess of $1 million paid to a publicly held company’s chief executive officer and any of the other four highest-paid executive officers, except for “performance-based compensation.” The Compensation Committee is aware of this limitation and considers the effects of Section 162(m) when making compensation decisions.

Conclusion

We believe our compensation policies and practices have attracted the best talent available, maintain their connection to the Company and align their long-term interests with our stockholders.

Historical Compensation of our Executive Officers

The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by the Company’s Principal Executive Officer, Principal Financial Officer and our other executive officers (including former executive officers) for fiscal year 2010. We refer to these persons collectively as our “Named Executive Officers”.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(6)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Ralph del Campo	2010	472,035	288,504	—	444,370	29,988	1,234,897
Chief Operating Officer	2009	412,885	—	—	125,000	37,828	575,714
and Principal Executive Officer(1)	2008	412,263	512,600	—	320,000	33,184	1,278,046
Ivan D. Horak	2010	533,663	326,010	—	160,099	27,580	1,047,352
Former President, Research	2009	533,663	—	—	162,500	34,028	730,191
and Development and	2008	532,857	512,600	—	320,000	38,872	1,404,329
Chief Scientific Officer(2)
Paul S. Davit	2010	349,830	162,202	—	157,424	16,852	686,308
Executive Vice President,	2009	349,830	—	—	75,000	17,730	442,560
Human Resources and	2008	349,520	93,200	—	140,000	18,942	601,661
Administration
Mark Ogden	2010	—	—	—	—	454,594	454,594
Acting Vice President,	2009	—	—	—	—	330,607	330,607
Finance and Principal	2008	—	—	—	—	351,006	351,006
Financial Officer(3)
Jeffrey H. Buchalter	2010	147,981	375,001	—	—	3,569,550	4,092,532
Former President and	2009	855,000	—	—	375,000	98,267	1,328,268
Chief Executive Officer(4)	2008	853,271	1,864,000	—	1,111,500	178,974	4,007,746
Craig A. Tooman	2010	295,231	—	—	—	73,559	368,790
Former Vice President,	2009	505,000	—	—	137,500	38,055	680,555
Finance and Chief	2008	501,286	512,600	—	400,000	92,992	1,506,878
Financial Officer(5)

(1)	Mr. del Campo was appointed as Chief Operating Officer and Principal Executive Officer of the Company effective February 22, 2010.

(2)	Dr. Horak was appointed as President of Research and Development of the Company effective February 22, 2010 and tendered his resignation on March 21, 2011, effective April 4, 2011.

(3)	Mr. Ogden was appointed as Acting Vice President, Finance and Principal Financial Officer of the Company effective July 8, 2010. Since 2005, Mr. Ogden has been a consultant to the Company.

(4)	Mr. Buchalter resigned from his position as President and Chief Executive Officer and a director of the Company effective February 22, 2010.

(5)	Mr. Tooman resigned from his position as Vice President, Finance and Chief Financial Officer effective July 23, 2010.

(6)

Dollar value of stock awards and option awards shown in this table is the aggregate grant date fair value of such awards calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculations are included in the Company’s audited financial statements for the year ended December 31, 2010 included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(7)	Includes cash bonus payments.

(8)	All Other Compensation for the years ended December 31, 2010, 2009 and 2008 includes:

For Mr. del Campo, matching contribution to executive deferred compensation plan of $10,027, $14,637 and $12,137 for 2010, 2009 and 2008, respectively, matching contribution to 401(k) plan of $7,350, $7,350 and $6,900 for 2010, 2009 and 2008, respectively, discount to market price for purchases under Employee Stock Purchase Plan of $5,111, $8,341 and $4,193 for 2010, 2009 and 2008, respectively, tax preparation and financial planning fees of $7,500, $7,500 and $7,800 for 2010, 2009 and 2008, respectively, and tax make-whole payments of $0, $0 and $2,154 for 2010, 2009 and 2008, respectively.

For Dr. Horak, matching contribution to executive deferred compensation plan of $13,730, $19,101 and $19,891 for 2010, 2009 and 2008, respectively, matching contribution to 401(k) plan of $7,350, $7,350 and $6,900 for 2010, 2009 and 2008, respectively, discount to market price for purchases under Employee Stock Purchase Plan of $0, $0 and $1,903 for 2010, 2009 and 2008, respectively, tax preparation and financial planning fees of $6,500, $7,577 and $7,450 for 2010, 2009 and 2008, respectively and tax make-whole payments of $0, $0 and $2,728 for 2010, 2009 and 2008, respectively.

For Mr. Davit, matching contribution to executive deferred compensation plan of $5,395, $7,578 and $7,786 for 2010, 2009 and 2008, respectively, matching contribution to 401(k) plan of $7,350, $7,350 and $6,900 for 2010, 2009 and 2008, respectively, and discount to market price for purchases under Employee Stock Purchase Plan of $4,107, $2,802 and $4,256 for 2010, 2009 and 2008, respectively.

For Mr. Ogden, all compensation represents the amounts paid to him as a consultant to the Company. Pursuant his consulting agreement with the Company, Mr. Ogden earns $325 per hour of service. It is expected that Mr. Ogden will remain in a consulting capacity as the acting Principal Financial Officer until a permanent Chief Financial Officer is hired.

For Mr. Buchalter, a lump sum cash payment of $3,539,700 upon his resignation in 2010, matching contribution to executive deferred compensation plan of $0, $53,474 and $53,573 for 2010, 2009 and 2008, respectively, matching contribution to 401(k) plan of $7,350, $7,350 and $6,900 for 2010, 2009 and 2008, respectively, tax preparation and financial planning fees of $7,500, $10,000 and $41,268 for 2010, 2009 and 2008, respectively, premium for life and disability insurance of $15,000, $15,000 and $21,923 for 2010, 2009 and 2008, respectively, use of company leased aircraft of $0, $12,443 and $23,261 for 2010, 2009 and 2008, respectively, use of company automobile and driver of $0, $0 and $4,011 for 2010, 2009 and 2008, respectively and tax make- whole payments of $0, $0 and $28,038 for 2010, 2009 and 2008, respectively. In addition, in connection with his resignation, Mr. Buchalter received full vesting of his outstanding equity awards, consisting of 218,621 stock options, 66,667 shares of restricted stock and 165,234 restricted stock units.

For Mr. Tooman, $58,790 upon his departure from the Company representing accrued but unused vacation days, matching contribution to executive deferred compensation plan of $0, $19,800 and $21,250 for 2010, 2009 and 2008, respectively, matching contribution to 401(k) plan of $7,350, $7,350 and $6,900 for 2010, 2009 and 2008, respectively, discount to market price for purchases under Employee Stock Purchase Plan of $0, $2,088 and $9,076 for 2010, 2009 and 2008, respectively, tax preparation and financial planning fees of $7,500, $7,500 and $34,308 for 2010, 2009 and 2008, respectively and tax make-whole payments of $0, $0 and $21,458 for 2010, 2009 and 2008, respectively.

Grants of Plan-Based Awards in Last Fiscal Year

The following table shows the equity and non-equity awards granted to the Named Executive Officers under our equity and non-equity incentive plans as well all other stock and option awards during the fiscal year ended December 31, 2010.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR ENDED DECEMBER 31, 2010
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ralph del Campo	1/27/10	—	277,731	555,462	—	—	—	12,665	—	125,004
	9/22/10	—						15,000		163,500
Ivan D. Horak	1/27/10	—	320,198	640,396	—	—	—	16,465	—	162,510
	9/22/10							15,000		163,500
Paul S. Davit	1/27/10	—	174,915	349,830	—	—	—	7,599	—	75,002
	9/22/10							8,000		87,200
Mark L. Ogden	—	—	—	—	—	—	—	—	—	—
Jeffrey H. Buchalter	1/27/10	—	—	—	—	—	—	37,994	—	375,000
Craig A. Tooman	—	—	—	—	—	—	—	—	—	—

(1)

The actual amounts of the Non-Equity Incentive Plan Awards paid to our Named Executive Officers are as reported in the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation”. For a description of the incentive program pursuant to which these awards were made, please see “Compensation Discussion and Analysis—Components of the Compensation Package—Annual Performance-Based Incentive Compensation”.

(2)

Information relates to restricted stock units granted to our Named Executive Officers in 2010. All restricted stock units were granted under the 2001 Incentive Stock Plan. The restricted stock units granted on January 27, 2010 vested on January 27, 2011. The restricted stock units granted on September 22, 2010 vest on September 22, 2013 if the Named Executive Officer is employed by the Company on that date, but are subject to acceleration upon achievement of certain performance milestones determined by the Board.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to unexercised options, and restricted stock awards and restricted stock units that have not vested for each of the Named Executive Officers as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010
Name	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Ralph del Campo(2)	100,000	—	—	18.40	10/2/2012	16,800	204,288	16,800	204,288
	30,000	—	—	14.15	2/6/2014	18,334	222,941	18,334	222,941
	30,000	—	—	15.13	3/26/2014	12,665	154,006	12,665	154,006
	50,000	—	—	6.95	5/12/2015	15,000	182,400	15,000	182,400
	50,000	—	—	6.97	11/23/2015
	78,000	—	—	8.04	4/3/2016
	92,500	—	—	7.40	5/18/2016
	225,000	75,000	75,000	8.59	1/17/2017
Ivan D. Horak(3)	122,900	—	—	8.04	4/3/2016	26,480	321,997	26,480	321,997
	66,500	—	—	7.40	5/18/2016	18,334	222,941	18,334	222,941
	225,000	—	—	8.59	1/17/2017	16,465	200,214	16,465	200,214
		—	—			15,000	182,400	15,000	182,400
		75,000	75,000
Paul S. Davit(4)	25,000	—	—	42.78	3/1/2012	12,760	155,162	12,760	155,162
	25,000	—	—	42.78	3/1/2012	3,334	40,541	3,334	40,541
	30,000	—	—	23.66	8/13/2012	7,599	92,404	7,599	92,404
	30,000	—	—	14.15	2/6/2014	8,000	97,280	8,000	97,280
	30,000	—	—	15.13	3/26/2014
	50,000	—	—	6.95	5/12/2015
	50,000	—	—	6.97	11/23/2015
	59,200	—	—	8.04	4/3/2016
	70,000	—	—	7.40	5/18/2016
	75,000	25,000	25,000	8.59	1/17/2017
Mark L. Ogden	—	—	—	—	—	—	—	—	—
Jeffrey H. Buchalter	—	—	—	—	—	—	—	—	—
Craig A. Tooman	—	—	—	—	—	—	—	—	—

(1)	Calculated by multiplying the number of shares or units by $12.16, the closing price of the Common Stock on December 31, 2010.

(2)

Of Mr. del Campo’s unvested option awards, 75,000 options vested on January 17, 2011. Of Mr. del Campo’s unvested restricted stock and restricted stock unit awards, 18,334 shares vested on January 17, 2011; 12,665 shares vested on January 27, 2011; 2,500 vested on March 30, 2011; 16,800 shares vested on April 3, 2011 and 12,500 shares vest on September 22, 2013 provided he is employed by the Company on that date, which vesting may be accelerated upon achievement of certain performance milestones determined by the Board.

(3)

Of Dr. Horak’s unvested option awards, 75,000 options vested on January 17, 2011. Of Dr. Horak’s unvested restricted stock and restricted stock unit awards, 18,334 shares vested on January 17, 2011; 16,465 shares vested on January 27, 2011; 2,500 vested on March 30, 2011; 26,480 shares vested on April 3, 2011 and 12,500 shares vested on September 22, 2013 provided he is employed by the Company on that date, which vesting may be accelerated upon achievement of certain performance milestones determined by the Board. Dr. Horak tendered his resignation on March 21, 2011, effective April 4, 2011.

(4)

Of Mr. Davit’s unvested option awards, 25,000 options vested on January 17, 2011. Of Mr. Davit’s unvested restricted stock and restricted unit awards, 3,334 shares vested on January 17, 2011; 7,599 shares vested on January 27, 2011; 1,333 vested on March 30, 2011; 12,760 shares vested on April 3, 2011 and 6,667 shares vest on September 22, 2013 provided he is employed by the Company on that date, which vesting may be accelerated upon achievement of certain performance milestones determined by the Board.

(5)	Mr. Buchalter resigned from his position as President and Chief Executive Officer and a director of the Company effective February 22, 2010.

(6)	Mr. Tooman resigned from his position as Vice President, Finance and Chief Financial Officer effective July 23, 2010.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2010

The following table sets forth the information with respect to the Named Executive Officers concerning option exercises and stock vested on an aggregated basis for the fiscal year ended December 31, 2010.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED DECEMBER 31, 2010
Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ralph del Campo	—	—	49,267	532,065
Ivan D. Horak	314,200	2,258,030	69,527	743,430
Paul S. Davit	—	—	22,903	245,737
Mark L. Ogden	—	—	—	—
Jeffrey H. Buchalter	2,703,900	20,789,316	391,332	3,865,876
Craig A. Tooman	601,200	4,655,370	59,407	639,472

(1)	Calculated by multiplying the number of shares or units by the closing price of the Company’s Common Stock on the date of vesting.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We provide our executives with the opportunity to defer up to 100% of their regular base salary earnings and up to 100% of annual bonus earnings into our Executive Deferred Compensation Plan. The plan also provides for payments of certain amounts that would have been contributed by the Company under our 401(k) plan as well as non-elective deferred compensation credits, in each case subject to vesting conditions, as described earlier in this Proxy Statement.

Contributions are credited within earnings/losses based upon the executive’s selection of publicly-traded mutual funds. The following table summarizes the annual rate of return for the year ended December 31, 2010 for the investment options:

Fidelity Money Market Trust: Retirement Money Market Portfolio (FRTXX)	0.02%
PIMCO Funds: Total Return Fund; Administrative Class Shares (PTRAX)	8.57%
PIMCO Funds: Real Return Fund; Administrative Class Shares (PARRX)	7.40%
MFS Series Trust I: MFS Value Fund; Class A Shares (MEIAX)	11.41%
Columbia Funds Series Trust: Columbia Large Cap Index Fund; Class A Shares (NEIAX)	14.62%
John Hancock Funds III: Rainier Growth Fund; Class A Shares (RGROX)	16.59%
Janus Investment Fund: Perkins Mid Cap Value Fund; Class S Shares (JMVIX)	14.52%
Morgan Stanley Mid Cap Growth Fund; Class A Shares (DGRAX)	32.39%
Goldman Sachs Trust: Goldman Sachs Small Cap Value Fund; Class A Shares (GSSMX)	25.88%
Royce Fund: Royce Value Plus Fund; Service Class Shares (RYVPX)	19.70%
MFS Series Trust X: MFS International Value Fund; Class R3 Shares (MINGX)	9.14%
EuroPacific Growth Fund; Class R-3 Shares (RERCX)	9.07%

The following table sets forth the information with respect to the Named Executive Officers concerning compensation deferred under our Executive Deferred Compensation Plan for the fiscal year ended December 31, 2010.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2010
Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)(b)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(c)
Ralph del Campo	18,750	10,027	9,194	—	665,403
Ivan D. Horak	40,000	13,730	21,249	20,128	135,925
Paul S. Davit	107,466	5,395	27,459	43,096	462,051
Mark L. Ogden	—	—	—	—	—
Jeffrey H. Buchalter	305,913	—	45,749	1,441,652	799,755
Craig A. Tooman	—	—	4,127	—	82,219

(a)

Reflects deferrals of salary and bonus payments that were accrued under the Executive Deferred Compensation Plan during 2010. Salary and bonus amounts are disclosed in the Summary Compensation Table under the year 2010.

(b)

Represents Company matching amounts based upon executive contributions in accordance with guidelines under our Executive Deferred Compensation Plan. These amounts are disclosed in the Summary Compensation Table under All Other Compensation in 2010.

(c)	Reflects employee and employer contributions that have been reflected in the Summary Compensation Table in this Proxy Statement for 2010 and the previous years described therein.

Named Executive Officer	2010 ($)	Previous Years ($)	Total ($)
Ralph del Campo	28,777	80,320	109,097
Ivan D. Horak	53,730	158,992	212,722
Paul S. Davit	112,861	312,793	425,654
Mark L. Ogden	—	—	—
Jeffrey H. Buchalter	305,913	2,595,111	2,901,024
Craig A. Tooman	—	123,150	123,150

Upon election to defer income, the individual must also elect distribution timing and form of payment. Distributions may be made upon separation from service, disability, death, change in control or a specified date. Forms of distribution permissible under the plan include lump sum and annual installments over a period of up to ten years or in the event of an unforeseeable financial hardship.

See “Compensation Discussion and Analysis—Executive Deferred Compensation Plan” for a discussion of the terms of our Executive Deferred Compensation Plan.

Certain Payments to Mr. Buchalter

Mr. Buchalter and the Company entered into a Termination Agreement dated May 20, 2010. Pursuant to the Termination Agreement, Mr. Buchalter received a lump-sum payment in the amount of $3,539,700, certain insurance and fringe benefits and full vesting of his outstanding equity awards, consisting of 218,621 stock options, 66,667 shares of restricted stock and 165,234 restricted stock units, in full and final settlement of his contractual entitlements.

Potential Payments Upon Termination or Change in Control

The potential termination and change in control-related payments described below were calculated in accordance with the terms of the individual’s employment agreements with us described above under “Executive Officer Agreements”. In accordance with SEC rules, the amounts below have all been calculated as of December 31, 2010 using, where applicable, the closing price of the Common Stock as of such date.

Ralph del Campo

As of December 31, 2010, in the absence of a change in control, the total severance payments that would have been due to Mr. del Campo if his employment had been terminated without cause or for good reason as provided in his severance agreement are $1,394,519.

As of December 31, 2010, if a change in control were to have occurred and his employment had been terminated without cause or for good reason as provided in his severance agreement, the total payments that would have been due to Mr. del Campo are cash payments totaling $2,105,108, and 75,000 stock options, 18,334 shares of restricted stock and 44,485 restricted stock units having a value of $912,000, $222,941 and $540,694, respectively, would have become vested.

Ivan D. Horak

As of December 31, 2010, in the absence of a change in control, the total severance payments that would have been due to Dr. Horak if his employment had been terminated without cause or for good reason as provided in his employment agreement are cash payments totaling $1,244,440, and 75,000 stock options, 18,334 shares of restricted stock and 57,945 restricted stock units, having a value of $912,000, $222,941 and $704,611, respectively, would have become vested.

As of December 31, 2010, if a change in control were to have occurred and his employment had been terminated without cause or for good reason as provided in his employment agreement, the total payments that would have been due to Dr. Horak are cash payments totaling $2,105,423, and 75,000 stock options, 18,334 shares of restricted stock and 57,945 restricted stock units having a value of $912,000, $222,941 and $704,611, respectively, would have become vested.

On March 21, 2011, Ivan D. Horak, tendered his resignation as President of Research and Development and Chief Scientific Officer, effective April 4, 2011. Dr. Horak did not receive any severance payment or equity acceleration in connection with his separation from the Company.

Paul S. Davit

As of December 31, 2010, if a change in control were to have occurred and his employment had been terminated without cause or for good reason as provided in his severance agreement, the total payments that would have been due to Mr. Davit are cash payments totaling $1,308,549, and 25,000 stock options 3,334 shares of restricted stock and 28,359 restricted stock units having a value of $304,000, $40,541 and $344,845, respectively, would have become vested. Mr. Davit is not entitled to severance if his employment is terminated without cause or for good reason absent a change in control.

The Compensation Committee has established a policy providing that the Company shall not make or enter into any new commitments to make any additional payments to executive officers to make them whole with respect to taxes incurred in connection with any change in control.

Section 16(a) Beneficial Ownership Reporting Compliance

Ownership of and transactions in the Company’s Common Stock by executive officers and directors of the Company and owners of 10% or more of the Company’s outstanding Common Stock are required to be reported to the SEC pursuant to Section 16(a) of the Exchange Act. Based solely on the Company’s review of such reports and written representations from certain reporting persons, during the fiscal year ended December 31, 2010, all such reports were filed in a timely manner.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Exchange Act with management, and based on these reviews and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the fiscal year ended December 31, 2010.

THE COMPENSATION COMMITTEE
Rolf A. Classon, Chairman
Harold J. Levy
Thomas Deuel
Richard Young

TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a formal written policy that the Company not enter into any “related party transaction” (defined consistent with Item 404 of Regulation S-K under the Exchange Act) unless the Finance and Audit Committee or a comparable committee of disinterested directors approves such transaction. No member of the Finance and Audit Committee or comparable committee shall participate in the review or approval of any related party transaction or any material amendment thereto where that member is a related party in that transaction. In reviewing and approving any related party transaction or any material amendment thereto, the Finance and Audit Committee or comparable committee shall satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or material amendment, and shall determine that the related party transaction or material amendment thereto is fair to the Company. Since January 1, 2010, there have been no related party transactions.

REPORT OF THE FINANCE AND AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The Company’s Finance and Audit Committee consists of three independent members of the Board of Directors as defined in Rule 5605(a)(2) of the NASDAQ listing standards. The Board of Directors adopted a written charter for the Finance and Audit Committee, a copy of which is available on the Company’s website at www.enzon.com.

The primary purpose of the Finance and Audit Committee is to assist the Board of Directors in its oversight responsibilities by monitoring the integrity of the Company’s financial reporting process and financial statements, the systems of internal controls and controls over financial reporting, the compliance by the Company with legal and regulatory requirements, and the performance and independence of the Company’s independent accountants. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the maintenance of policies and internal controls necessary to assure compliance with accounting standards and applicable laws and regulations. The independent accountants are responsible for planning and conducting an audit of the Company’s consolidated financial statements and effectiveness of the Company’s internal controls over financial reporting, reviews of the Company’s quarterly financial statements and performing such other procedures required by applicable Statements of Auditing Standards or requested by the Committee. The independent accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us. We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the independent accountants.

The Finance and Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management. Furthermore, the Finance and Audit Committee has discussed with the Company’s independent accountants, KPMG LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended. Also, the Finance and Audit Committee has received the written disclosures and letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Committee concerning independence, and has discussed with KPMG such auditing firm’s independence. Based on these reviews and discussions the Finance and Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the last fiscal period for filing such report with the SEC.

THE FINANCE AND AUDIT COMMITTEE
Robert C. Salisbury, Chairman
Rolf A. Classon
Robert LeBuhn

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 15, 2011 concerning stock ownership of all persons known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s voting stock, each director, each executive officer named in the Summary Compensation Table and all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner or Identity of Group(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Voting Stock Outstanding(3)
Alexander J. Denner	45,681	(4)	*
Richard C. Mulligan	28,894	(5)	*
Rolf A. Classon	181,272	(6)	*
Thomas F. Deuel	8,270	(7)	*
Robert LeBuhn	220,471	(8)	*
Harold J. Levy	6,121,802	(9)	10.66%
Robert C. Salisbury	160,608	(10)	*
Richard A. Young	8,270	(11)	*
Ralph del Campo	893,624	(12)	1.54%
Ivan D. Horak	624,233	(13)	1.08%
Paul S. Davit	577,336	(14)	1.00%
Mark L. Ogden	4,000		*
Group comprised of The Baupost Group, L.L.C., Baupost Value Partners, L.P.-IV, SAK Corporation and Seth A. Klarman, 10 St. James Avenue, Suite 1700, Boston, MA 02116	9,065,178	(15)	15.78%
Group comprised of Iridian Asset Management LLC, COLE Partners LLC, Iridian Private Business Value Equity Fund, L.P., Iridian Partners Fund, L.P., Renoma Partners LLC, Iridian Charter Fund, L.P., Harold J. Levy and David L. Cohen, 276 Post Road West, Westport, CT 06880-4704	5,955,267	(16)	10.37%
Group comprised of Citigroup Global Markets Inc., Citigroup Financial Products Inc., Citigroup Global Markets Holdings Inc. and Citigroup Inc., 388 Greenwich Street, New York, NY 10013 (for Citigroup Global Markets Inc., Citigroup Financial Products Inc., and Citigroup Global Markets Holdings Inc.); 399 Park Avenue, New York, NY 10043 (for Citigroup Inc.)	4,050,028	(17)	6.57%
Group comprised of DellaCamera Capital Master Fund, Ltd., DellaCamera Capital Fund, Ltd., DellaCamera Capital Management, LLC, Ralph DellaCamera, Jr., Andrew Kurtz and Vincent Spinnato, c/o Ogier Fiduciary Services (Cayman) Limited, Queensgate House, PO Box 1234, Grand Cayman KYI-1108, Cayman Islands (for DellaCamera Capital Master Fund, Ltd. and DellaCamera Capital Fund, Ltd.); Three International Drive, Suite 120, Rye Brook, NY 10573 (for DellaCamera Capital Management, LLC and Messrs. DellaCamera, Kurtz and Spinnato)	2,878,492	(18)	5.01%
Group comprised of Carl C. Icahn and affiliated entities, 767 Fifth Avenue, 47th Floor, New York, NY 10153	5,804,863	(19)	10.11%
BlackRock Inc., 40 East 52nd Street, New York, NY 10022	3,512,313	(20)	6.12%
All Executive Officers and Directors as a group (11 persons)	8,874,461	(21)	14.88%

*	Less than one percent

(1)	The addresses of all executive officers and directors listed above is in the care of the Company.

(2)

All shares listed are Common Stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act and the beneficial owner has sole voting and investment power, subject to community property laws where applicable. A person’s beneficial ownership includes unvested shares of restricted Common Stock.

(3)

Based on 57,435,799 shares of Common Stock which were issued and outstanding as of March 15, 2011. Each share of Common Stock is entitled to one vote. The percentage of voting stock outstanding for each stockholder is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of March 15, 2011 by (ii) the sum of (A) the number of shares of Common Stock outstanding as of March 15, 2011, plus (B) the number of shares of Common Stock issuable upon exercise of options held by such stockholder and which were exercisable as of March 15, 2011 or which will become exercisable within 60 days after March 15, 2011, plus (C) restricted stock units held by such stockholder which vest within 60 days after March 15, 2011, plus (D) shares issuable upon conversion of 4% Convertible Senior Notes due 2013 held by such stockholder.

(4)	Includes 42,681 shares subject to options which were exercisable as of March 15, 2011 or which will become exercisable within 60 days after March 15, 2011.

(5)	Includes 25,417 shares subject to options which were exercisable as of March 15, 2011 or which will become exercisable within 60 days after March 15, 2011.

(6)	Includes 136,467 shares subject to options which were exercisable as of March 15, 2011 or which will become exercisable within 60 days after March 15, 2011.

(7)	Includes 5,891 shares subject to options which were exercisable as of March 15, 2011 or which will become exercisable within 60 days after March 15, 2011.

(8)	Includes 136,467 shares subject to options which were exercisable as of March 15, 2011 or which will become exercisable within 60 days after March 15, 2011.

(9)

Information concerning stock ownership was obtained from Amendment No. 3 to the Schedule 13D filed by Iridian Asset Management LLC (“Iridian”) with the SEC on January 28, 2011. Mr. Levy is Co-President, Co-Chief Executive Officer and Co-Chief Investment Officer of Iridian and reported shared voting and dispositive power with respect to 5,955,267 shares of Common Stock. Mr. Levy may be deemed to beneficially own the shares of Common Stock beneficially owned by Iridian by virtue of his indirect controlling ownership of Iridian and having the power to vote and direct the disposition of shares of Common Stock as Co-Chief Investment Officer of Iridian. Mr. Levy disclaims beneficial ownership of such shares beneficially owned by Iridian. Mr. Levy also reported sole voting and dispositive power with respect to 166,535 shares of Common Stock.

(10)	Includes 121,467 shares subject to options which were exercisable as of March 15, 2011 or which will become exercisable within 60 days after March 15, 2011.

(11)	Includes 5,891 shares subject to options which were exercisable as of March 15, 2011 or which will become exercisable within 60 days after March 15, 2011.

(12)

Includes (i) 730,500 shares subject to options which were exercisable as of March 15, 2011 or which will become exercisable within 60 days after March 15, 2011 and (ii) 16,800 restricted stock units which shall vest within 60 days after March 15, 2011.

(13)

Includes (i) 489,400 shares subject to options which were exercisable as of March 15, 2011 or which will become exercisable within 60 days after March 15, 2011 and (ii) 26,480 restricted stock units which shall vest within 60 days after March 15, 2011.

(14)

Includes (i) 469,200 shares subject to options which were exercisable as of March 15, 2011 or which will become exercisable within 60 days after March 15, 2011 and (ii) 12,760 restricted stock units which shall vest within 60 days after March 15, 2011.

(15)

Information concerning stock ownership was obtained from Amendment No. 2 to the Schedule 13G filed with the SEC on February 11, 2011. The Baupost Group, L.L.C. (“Baupost”), SAK Corporation (“SAK”) and Seth A. Klarman each reported shared voting and dispositive power with respect to all 9,065,178 shares of Common Stock and Baupost Value Partners, L.P.-IV (“Baupost Value”) reported shared voting and dispositive power with respect to 3,639,618 of such shares of Common Stock. Baupost is a registered investment adviser and acts as an investment advisor and general partner to certain investment limited partnerships, including Baupost Value. SAK is the Manager of Baupost. Seth A. Klarman, as the sole director and sole officer of SAK and a controlling person of Baupost, may be deemed to have beneficial ownership of the shares of Common Stock beneficially owned by Baupost, including securities purchased on behalf of various investment partnerships, including Baupost Value.

(16)

Information concerning stock ownership was obtained from Amendment No. 3 to the Schedule 13D filed by Iridian with the SEC on January 28, 2011. Iridian and David L. Cohen each reported shared voting and dispositive power with respect to 5,955,267 shares of Common Stock. COLE Partners LLC reported shared voting and dispositive power with respect to 313,520 of such shares of Common Stock. Iridian Private Business Value Equity Fund, L.P. reported shared voting and dispositive power with respect to 221,510 of such shares of Common Stock. Iridian Partners Fund, L.P. reported shared voting and dispositive power with respect to 92,010 of such shares of Common Stock. Renoma Partners LLC and Iridian Charter Fund, L.P. each reported shared voting and dispositive power with respect to 24,840 of such shares of Common Stock. Harold J. Levy reported shared voting and dispositive power with respect to all 5,955,267 shares of Common Stock and sole voting and dispositive power with respect to an additional 166,535 shares of Common Stock.

(17)

Information concerning stock ownership was obtained from Amendment No. 2 to the Schedule 13G filed with the SEC on February 4, 2011 (the “Citi 13G”). Citigroup Inc. reported shared voting and dispositive power with respect to all 4,050,028 shares of Common Stock. Citigroup Global Markets Inc. reported shared voting and dispositive power with respect to 4,036,101 of such shares of Common Stock. Citigroup Financial Products Inc. and Citigroup Global Markets Holdings Inc. each reported shared voting and dispositive power with respect to 4,036,116 of such shares of Common Stock. Based on the Citi 13G, the Company believes that all shares of Common Stock reported as beneficially owned are shares of Common Stock issuable upon conversion of 4% Convertible Senior Notes due 2013.

(18)

Information concerning stock ownership was obtained from Amendment No. 18 to the Schedule 13D filed with the SEC on March 4, 2011 by DellaCamera Capital Master Fund, Ltd., DellaCamera Capital Fund, Ltd., DellaCamera Capital Management, LLC, Ralph DellaCamera, Jr., Andrew Kurtz and Vincent Spinnato. The foregoing entities and individuals reported shared voting and dispositive power with respect to all 2,878,492 shares.

(19)

Information concerning stock ownership was obtained from Amendment No. 4 to the Schedule 13D filed with the SEC on November 18, 2010 by Carl C. Icahn and various entities affiliated with him. Mr. Icahn and entities affiliated with him have reported sole voting and dispositive power over all 3,521,075 shares of Common Stock. In addition, Mr. Icahn and entities affiliated with him have reported a long economic exposure to an aggregate of 5,804,863 shares of Common Stock through derivative agreements. Dr. Denner serves as managing director of various entities affiliated with Mr. Icahn but is not deemed to be the beneficial owner of the shares of Common Stock held by Mr. Icahn and his affiliates.

(20)	Information concerning stock ownership was obtained from Amendment No. 1 to the Schedule 13G filed with the SEC on February 4, 2011 by BlackRock Inc.

(21)

Includes (i) 2,162,904 shares subject to options which were exercisable as of March 15, 2011 or which will become exercisable within 60 days after March 15, 2011 and (ii) 60,798 restricted stock units which shall vest within 60 days after March 15, 2011.

PROPOSAL NO. 2—APPROVAL OF THE 2011 STOCK OPTION AND INCENTIVE PLAN

The Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

On March 11, 2011 the Board of Directors, upon the recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), adopted the 2011 Stock Option and Incentive Plan (the “2011 Plan”), subject to the approval of the Company’s stockholders. The 2011 Plan will replace the Company’s 2001 Incentive Stock Plan (the “2001 Plan”), which will terminate in accordance with its terms in December 2011. The 2011 Plan provides flexibility to the Compensation Committee to use various equity-based incentive awards as compensation tools to motivate the Company’s workforce. Following approval of the 2011 Plan by the stockholders, the Company will no longer make any grants under the 2001 Plan. A copy of the 2011 Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.

Summary of Material Features

The material features of the 2011 Plan as proposed are:

•	The maximum number of shares of common stock to be issued under the 2011 Plan is 5,000,000;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares and cash-based awards is permitted;

•

Grants of “full-value” awards are deemed for purposes of determining the number of shares available for future grants under the 2011 Plan as an award of greater than one share of stock for each such share of stock actually subject to the award, the actual number of shares to be determined at the time of each grant based on the share price volatility multiplier as stated in the then current ISS U.S. Proxy Voting Guidelines. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

•	Minimum vesting periods are required for grants of restricted stock, restricted stock units and performance share awards;

•	Any material amendment to the 2011 Plan is subject to approval by our stockholders; and

•	The term of the 2011 Plan is ten years.

Based solely on the closing price of our common stock as reported by the NASDAQ on March 15, 2011, $10.14 per share, and the maximum number of shares that would have been available for awards as of such date (assuming that the 2011 Plan was effective as of such date), the maximum aggregate market value of the common stock that could potentially be issued under the 2011 Plan is $50,700,000. The shares we issue under the 2011 Plan will be authorized but unissued shares or shares that we reacquire. The shares of common stock underlying any awards that are forfeited, canceled, surrendered or otherwise terminated (other than by exercise) under the 2011 Plan are added back to the shares of common stock available for issuance under the 2011 Plan. Shares of common stock tendered or held back upon exercise or settlement of an award to cover the exercise price of an award or tax withholding are not added back to the shares of common stock available for issuance under the 2011 Plan.

Qualified Performance-Based Compensation under Code Section 162(m)

To ensure that certain awards granted under the 2011 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the 2011 Plan provides that the Compensation Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) progress in research and development programs, (2) results of licensing or other business development efforts, (3) earnings before interest, taxes, depreciation and amortization, (4) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (5) changes in the market price of the Stock, (6) sales or revenue, (7) acquisitions or strategic transactions, (8) operating income (loss), (9) cash flow (including, but not limited to, operating cash flow and free cash flow), (10) return on capital, assets, equity, or investment, (11) stockholder returns, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) working capital, (19) earnings (loss) per share of common stock and (20) sales or market shares, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 1,000,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,000,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $1,500,000 for any performance cycle.

Summary of the 2011 Plan

The following description of certain features of the 2011 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2011 Plan that is attached hereto as Exhibit A.

Plan Administration. The 2011 Plan is administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2011 Plan. The Compensation Committee may delegate to our Principal Executive Officer the authority to grant stock options to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the 2011 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants and prospective officers) of the Company and its subsidiaries as selected from time to time by the Compensation Committee in its discretion. Approximately 100 individuals are currently eligible to participate in the 2011 Plan, which includes eight officers and 92 employees who are not officers.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 1,000,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 1,000,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $1,500,000.

Effect of Awards. For purposes of determining the number of shares of common stock available for issuance under the 2011 Plan, the grant of any “full value” award, such as a restricted stock award, restricted stock unit, unrestricted stock award or performance share will be counted as greater than one share of stock for each such share of stock actually subject to the award, the actual number of shares to be determined at the time of each grant based on the share price volatility multiplier as stated in the then current ISS U.S. Proxy Voting Guidelines. The grant of any stock option or stock appreciation right will be counted for this purpose as one share from each share of common stock actually subject to the award.

Stock Options. The 2011 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2011 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to key persons who are not employees. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the closing price of the shares of common stock as reported on NASDAQ on the date of grant.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2011 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee for at least six months or were purchased in the open market. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the common stock on the date of grant.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified restricted period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Restricted Stock Units. The Compensation Committee may award restricted stock units to any participant. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. However, except in the case of retirement, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the 2011 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Performance Share Awards. The Compensation Committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the Compensation Committee shall determine. Except in the case of retirement, death, disability or a change in control, these awards granted to employees will have a vesting period of at least one year.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2011 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Change of Control Provisions. The 2011 Plan provides that upon the effectiveness of a “sale event” as defined in the 2011 Plan, except as otherwise provided by the Compensation Committee in the award agreement, all stock options and stock appreciation rights will automatically become fully exercisable, the restrictions and conditions on all other awards with time-based vesting conditions or restrictions shall become fully vested and non-forfeitable and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable, unless, in any case, the parties to the sale event agree that such awards will be assumed or continued by the successor entity. If the parties to the sale event agree that stock options, appreciation rights and/or awards will not be assumed or continued by the successor entity, or that the successor entity will not exchange its own new awards for the awards under the 2011 Plan with appropriate adjustment as to the number and kind of shares and exercise prices as such parties shall agree, the 2011 Plan and all outstanding awards will terminate upon the sale event. In the event of such termination, (i) the Company has the option to make cash payments to holders of stock options and stock appreciation rights, in exchange for cancellation of these awards, equal to the difference between the sale price and exercise price or (ii) each holder may exercise any and all outstanding stock options and stock appreciation rights held.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2011 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2011 Plan, to certain limits in the 2011 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2011 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Amendments and Termination. The Board may at any time amend or discontinue the 2011 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the 2011 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2011 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of 2011 Plan. The Board adopted the 2011 Plan on March 11, 2011, and the 2011 Plan becomes effective on the date it is approved by stockholders. Awards of incentive options may be granted under the 2011 Plan until the date that is 10 years from the date of Board approval. No other awards may be granted under the 2011 Plan after the date that is 10 years from the date of stockholder approval. If the 2011 Plan is not approved by stockholders, the 2001 Plan will continue in effect until it expires, and awards may be granted thereunder, in accordance with its terms.

New Plan Benefits

Because the grant of awards under the 2011 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2011 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2011 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during fiscal year 2010: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

Name and Position	Options		Restricted Stock Units
	Average Exercise Price	Number (#)	Dollar Value ($)	Number (#)
Ralph del Campo	—	—	288,504	27,665
Chief Operating Officer and Principal Executive Officer(1)
Ivan D. Horak	—	—	326,010	31,465
President, Research and Development and Chief Scientific Officer(2)
Paul S. Davit	—	—	162,202	15,599
Executive Vice President, Human Resources and Administration
Mark Ogden	—	—	—	—
Acting Vice President, Finance and Principal Financial Officer(3)
Jeffrey H. Buchalter	—	—	375,000	37,994
Former President and Chief Executive Officer(4)
Craig A. Tooman	—	—	137,509	13,932
Former Vice President, Finance and Chief Financial Officer(5)
Executive Group(6)	—	—	450,706	43,264
Non-Executive Director Group(7)	$10.68	152,855	825,091	77,661
Non-Executive Officer Employee Group	—	—	5,313,750	487,500

(1)	Mr. del Campo was appointed as Chief Operating Officer and Principal Executive Officer of the Company effective February 22, 2010.

(2)	Dr. Horak was appointed as President of Research and Development of the Company effective February 22, 2010 and tendered his resignation on March 21, 2011, effective April 4, 2011.

(3)	Mr. Ogden was appointed as Acting Vice President, Finance and Principal Financial Officer of the Company effective July 8, 2010. Since 2005, Mr. Ogden has been a consultant to the Company.

(4)	Mr. Buchalter resigned from his position as President and Chief Executive Officer and a director of the Company effective February 22, 2010.

(5)	Mr. Tooman resigned from his position as Vice President, Finance and Chief Financial Officer effective July 23, 2010.

(6)	Consists of Ralph del Campo, Paul S. Davit and Mark Ogden.

(7)	Consists of Alexander J. Denner, Richard C. Mulligan, Thomas F. Deuel, Robert LeBuhn, Harold J. Levy, Robert C. Salisbury and Richard A. Young.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2011 Plan. It does not describe all federal tax consequences under the 2011 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2011 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2011 Plan may be limited to the extent that the Principal Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the Principal Financial Officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2011 Plan is structured to allow certain awards to qualify as performance-based compensation.

Recommendation

Our Board of Directors recommends a vote FOR the approval of the 2011 Stock Option and Incentive Plan (Proposal No. 2 on the Proxy Card).

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of the 2001 Incentive Stock Plan:

Plan category	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	4,746,389	$12.76	1,062,280
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	4,746,389	$12.76	1,062,280

PROPOSAL NO. 3—RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Finance and Audit Committee of the Board of Directors, pursuant to authority granted by the Board of Directors, has approved the retention of KPMG LLP (“KPMG”), independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2011. Representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they desire to do so. Such representatives are also expected to be available to respond to appropriate questions from stockholders.

Pre-Approval Policies and Procedures

The Finance and Audit Committee is required to pre-approve the audit and non-audit services performed by the independent accountants in order to assure that the provision of such services does not impair the accountants’ independence. The Finance and Audit Committee specifically pre-approves all audit fees, audit related fees, tax service fees and all other fees. The Finance and Audit Committee has delegated authority to the Chair of the Committee to approve any services not specifically pre-approved by the Committee provided that disclosure of such services and fees is made to the Finance and Audit Committee at the next scheduled meeting following such approval.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

The following table sets forth the aggregate fees billed to the Company by KPMG for professional services rendered for the fiscal years ended December 31, 2010 and 2009:

	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2009
Audit Fees(1)	$594,030	$1,140,800
Audit-Related Fees	—	—
All Other Fees	—	—
Total Fees	$594,030	$1,140,800

(1)

Includes services relating to the audit of the Company’s annual consolidated financial statements, review of quarterly financial statements, issuance of consents, review of documents filed with the SEC, accounting consultations, and the audit of management effectiveness of internal controls over financial reporting. In 2009, Audit Fees also include services relating to the audit of the financial statements of the Company in connection with the sale of the Company’s specialty pharmaceutical business.

The Finance and Audit Committee has considered whether the provision of services by KPMG is compatible with maintaining KPMG’s independence and concluded that KPMG is “independent”.

Recommendation

The Board of Directors recommends a vote FOR ratification of the selection of KPMG, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2011 (Proposal No. 3 on the proxy card).

PROPOSAL NO. 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board of Directors is asking stockholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote on the compensation of the Company’s named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

RESOLVED, that the stockholders of Enzon Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2011 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the Summary Compensation Table and related compensation tables and narrative discussion within the “Executive Compensation” section of the Company’s proxy statement.

The Company urges you to read the Compensation Discussion and Analysis, which begins on page   and discusses how our compensation policies and procedures implement our compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of the executive officers in 2010 whose compensation is disclosed in this proxy statement. We have designed our executive compensation structure to enhance the Company’s performance and stockholder value by aligning the financial interests of our senior managers with those of our stockholders, while keeping the overall compensation package competitive. We believe that our executive compensation program aligns individual compensation with the short-term and long-term performance of the Company. In particular, our executive compensation program is based on the following principles:

•	Pay for the achievement of business and strategic objectives as well as individual strategic, management and development goals.

•	Pay competitively, with compensation set at levels that will attract and retain key employees.

•	Align the compensation of executive officers with the interests of stockholders through equity.

The vote regarding the compensation of the named executive officers described in this Proposal No. 4, referred to as a “say-on-pay advisory vote”, is advisory, and is therefore not binding on the Company or the Board of Directors. Although non-binding, the Board of Directors values the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

Recommendation

The Board of Directors recommends that you vote “FOR” the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Exchange Act (Proposal No. 4 on the proxy card).

PROPOSAL NO. 5—ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE
ON EXECUTIVE COMPENSATION

As described in Proposal No. 4 above, the Company’s stockholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal No. 4 above is referred to as a “say-on-pay vote.”

This Proposal No. 5 affords stockholders the opportunity to cast an advisory vote on how often the Company should include a say-on-pay vote in its proxy materials for future annual stockholder meetings (or special stockholder meeting for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 5, stockholders may vote to have the say-on-pay vote every year, every two years or every three years. Stockholders may also abstain from voting. This is an advisory vote and is therefore non-binding.

The Company believes that say-on-pay votes should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program and accordingly the Board recommends that this vote be held every year. It should be noted, however, that stockholders are not voting to approve or disapprove the Board’s recommendation on this matter. The Compensation Committee, which administers the Company’s executive compensation program, values the opinions expressed by stockholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation.

Recommendation

The Board recommends that stockholders vote on Proposal No. 5 to hold advisory votes on executive compensation EVERY YEAR (as opposed to every two years or every three years).

ANNUAL REPORT TO STOCKHOLDERS

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2010 accompanies this Proxy Statement.

STOCKHOLDER PROPOSALS

Stockholder proposals intended for inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, Enzon Pharmaceuticals, Inc., at 20 Kingsbridge Road, Piscataway, New Jersey 08854, and must be received by December 13, 2011. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Corporate Secretary at the above address by February 10, 2012. The Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Bylaws, not later than February 10, 2012 and not earlier than January 11, 2012.

OTHER MATTERS

The Board of Directors is not aware of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, your Common Shares will be voted in accordance with the discretion of the designated proxy holders (who are identified on the enclosed proxy card).

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors,
Andrew Rackear Corporate Secretary

Piscataway, New Jersey
April 11, 2011

Exhibit A

ENZON PHARMACEUTICALS INC.
2011 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Enzon Pharmaceuticals Inc. 2011 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants and prospective employees) of Enzon Pharmaceuticals Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised solely of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Performance Share Awards.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive cash denominated payments.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 20.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations. Unless otherwise determined by the Administrator, the Fair Market Value of a share of Stock as of a given date shall be, if the Stock is then traded on the NASDAQ Global Market, the last reported sale price of one share of Stock as reported on the NASDAQ Global

Market on such date or, if the NASDAQ Global Market is not open for trading on such date, on the most recent preceding date when it was open for trading.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: progress in research and development programs, results of licensing or other business development efforts, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, working capital, earnings (loss) per share of Stock and sales or market shares, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person or entity, or (iv) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $ 0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Performance Share Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock or cash to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award provided that the Administrator generally shall not exercise such discretion to accelerate Awards subject to Sections 7 and 8 except in the event of the grantee’s death, disability or retirement, or a change in control (including a Sale Event);

(vi) subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Options. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer, Principal Executive Officer or Chief Operating Office of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 5,000,000 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period and no more than 5,000,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award of greater than one share of Stock for each such share of Stock actually subject to the Award, the actual number of Shares to be determined at the time of each grant based on the Stock Price Volatility Multiplier as stated in the then current ISS U.S. Proxy Voting Guidelines. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share of Stock actually subject to the Award. Any forfeitures, cancellations or other terminations (other than by exercise) of such Awards shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale Event, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion, unless, in any case, the parties to the Sale Event agree that Awards will be assumed or continued by the successor entity. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(a) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(c) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Administrator for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(e) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre- established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions as are contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any)

from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock granted to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock granted to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Restricted Stock Units granted to employees shall have a performance-based goal, the restriction period with respect to such Award shall not be less than one year, and in the event any such Restricted Stock Units granted to employees shall have a time-based restriction, the total restriction period with respect to such Award shall not be less than three years; provided, however, that any Restricted Stock Units with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 17 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Administrator determines.

SECTION 11. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 17 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The

Administrator, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions, provided however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance- Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,000,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $1,500,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 13(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 13(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options or Restricted Stock Units) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 13(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 14. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 15. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 16. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 17. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 18. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 19. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 19(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 20. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 21. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY CARD

ENZON PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Tuesday, May 10, 2011

     Ralph del Campo and Andrew Rackear and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated on the reverse side, on all proposals and in the discretion of the proxies on such other matters as may properly come before the annual meeting of stockholders of Enzon Pharmaceuticals, Inc. (the “Company”) to be held on Tuesday, May 10, 2011 or any adjournment(s), postponement(s), or other delay(s) thereof (the “Annual Meeting”), all shares of common stock of the Company to which the undersigned is entitled to vote at the Annual Meeting.

     The validity of this proxy is governed by Delaware law. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY BY MAIL	Please mark your votes like this
UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS, “FOR” PROPOSALS NO. 2, 3 AND 4 AND “EVERY YEAR” FOR PROPOSAL NO. 5 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS HAS PROPOSED AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS, “FOR” PROPOSALS NO. 2, 3 AND 4 AND “EVERY YEAR” FOR PROPOSAL NO. 5.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENZON PHARMACEUTICALS, INC.
1. To elect seven (7) members to the Board of Directors, each to serve for a one-year term
The Board of Directors recommends a vote FOR all Nominees:
	For	Against	Abstain
1. Alexander J. Denner	☐	☐	☐
2. Richard C. Mulligan	☐	☐	☐
3. Thomas F. Deuel	☐	☐	☐
4. Robert LeBuhn	☐	☐	☐
5. Harold J. Levy	☐	☐	☐
6. Robert C. Salisbury	☐	☐	☐
7. Richard A. Young	☐	☐	☐

The Board of Directors recommends a vote FOR proposals 2, 3 and 4 and a vote FOR one year on proposal 5.

Vote on Option Plan
				For	Against	Abstain
	2.	Approval of the Company’s 2011 Stock Option and Incentive Plan		☐	☐	☐

Vote On Independent Registered Public Accounting Firm
				For	Against	Abstain
	3.	Ratification of KPMG LLP, independent accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2011		☐	☐	☐

Advisory Say-on-Pay Vote
				For	Against	Abstain
	4.	Approval of the compensation of the Company’s Named Executive Officers		☐	☐	☐

Advisory Say-On-Pay Frequency Vote
		Every:	1 Year	2 Years	3 Years	Abstain
	5.	Vote on the frequency for holding an Company’s advisory vote on the compensation of the Named Executive Officers	☐	☐	☐	☐
					Yes	No
		Please indicate if you plan to attend this meeting.			☐	☐

☐	For address changes/comments, please check this box and write them on the back where indicated.

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2011.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.